                                                                    EXHIBIT 99.2

                                CREDIT AGREEMENT

                                  BY AND AMONG

                        TOTAL RENAL CARE HOLDINGS, INC.,

                           THE LENDERS PARTY HERETO,

                    BNY CAPITAL MARKETS, INC. AND DONALDSON,
                   LUFKIN & JENRETTE SECURITIES CORPORATION,
                                 AS ARRANGERS,

                           DLJ CAPITAL FUNDING, INC.,
                            AS DOCUMENTATION AGENT,

                                      AND

                             THE BANK OF NEW YORK,
                            AS ADMINISTRATIVE AGENT

                               ----------------

                                  $400,000,000

                               ----------------

                          DATED AS OF OCTOBER 11, 1996

  CREDIT AGREEMENT, dated as of October 11, 1996, by and among TOTAL RENAL CARE HOLDINGS, INC., a Delaware corporation (the "Borrower"), the lenders party hereto (together with the Swing Line Lender) and their respective successors and assigns, the "Lenders", each a "Lender"), BNY CAPITAL MARKETS, INC. and DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION (the "Arrangers", each an "Arranger"), DLJ CAPITAL FUNDING, INC., as Documentation Agent, and THE BANK OF NEW YORK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

I. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

 A. Definitions

  As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

  "ABR Advances": the Revolving Credit Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

  "Accountants": Price Waterhouse LLP (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by the Borrower.

  "Accumulated Funding Deficiency": as defined in Section 302 of ERISA.

  "Acquisition": the acquisition by the Borrower or any Subsidiary of the Borrower of 50% or more of the capital Stock of or other equity interests in another Person (such that, after giving effect thereto, such Person shall qualify as a Subsidiary of the Borrower) or assets of another Person, which Person is in an ESRD-Related Business or which assets have been and are to be used in an ESRD-Related Business.

  "Advance": an ABR Advance or a Eurodollar Advance, as the case may be.

  "Affected Advance": as defined in Section 2.11.

  "Affected Principal Amount": in the event that (i) the Borrower shall fail for any reason to borrow, convert or continue after it shall have notified the Administrative Agent of its intent to do so in any instance in which it shall have requested a Eurodollar Advance, an amount equal to the principal amount of such Eurodollar Advance; (ii) the Borrower shall fail for any reason to borrow a Swing Line Loan after it shall have agreed to a Negotiated Rate with respect thereto in accordance with Section 2.3, an amount equal to the principal amount of such Swing Line Loan; (iii) a Eurodollar Advance or Swing Line Loan bearing interest at a Negotiated Rate shall terminate for any reason prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Eurodollar Advance or Swing Line Loan, as the case may be; and (iv) the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance or Swing Line Loan bearing interest at a Negotiated Rate prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Eurodollar Advance or Swing Line Loan, as the case may be, so prepaid or repaid.

  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 20% or more of the securities or other interests having ordinary voting power for the election of directors or other managing Persons thereof or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

  "Aggregate Credit Exposure": at any time, the sum at such time of (i) the outstanding principal balance of the Revolving Credit Loans of all Lenders,
(ii) the outstanding principal balance of the Swing Line Loans, and (iii) the Letter of Credit Exposure of all Lenders.

  "Aggregate Revolving Credit Commitments": on any date, the sum of the Revolving Credit Commitments of all Lenders on such date.

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  "Agreement": this Credit Agreement, as the same may be further amended, supplemented or otherwise modified from time to time.

  "Alternate Base Rate": on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or (ii) the BNY Rate in effect on such date.

  "Ancillary Services": services relating to the needs of patients with "End Stage Renal Disease" and ancillary to the provision of Dialysis Services, including, but not limited to, the administration of erythropoietin, intradialytic parenteral nutrition, bone densimetry studies, EKGs, nerve conduction studies, Doppler Flow Testing, blood transfusions, pharmacy and laboratory services, technical services with respect to equipment used in connection with the provision of Dialysis Services and management services with respect to the provision of Dialysis Services.

  "Applicable Lending Office": in respect of any Lender, (i) in the case of such Lender's ABR Advances, its Domestic Lending Office, (ii) in the case of such Lender's Eurodollar Advances, its Eurodollar Lending Office and (iii) in the case of the Swing Line Lender with respect to its Swing Line Loans, its Domestic Lending Office.

  "Applicable Margin": (a) at all times, with respect to the unpaid principal amount of Eurodollar Advances, and based on the most recently delivered Compliance Certificate of the Borrower, in accordance with the following:

                                                              APPLICABLE MARGIN
                                                               FOR EURODOLLAR
                              PERIOD                             RATE OPTION
      When the Leverage Ratio is equal to or greater than
       3.00:1.00.............................................       1.25%
      When the Leverage Ratio is less than 3.00:1.00 but
       equal to or greater than 2.50:1.00....................       0.90%
      When the Leverage Ratio is less than 2.50:1.00 but
       equal to or greater than 2.00:1.00....................       0.80%
      When the Leverage Ratio is less than 2.00:1.00 but
       equal to or greater than 1.50:1.00....................       0.75%
      When the Leverage Ratio is less than 1.50:1.00 but
       equal to or greater than 1.00:1.00....................       0.55%
      When the Leverage Ratio is less than 1.00:1.00.........       0.45%

    (b) Changes in the Applicable Margin resulting from a change in the Leverage Ratio, as evidenced by a Compliance Certificate delivered to the Administrative Agent pursuant to Section 7.1(c) evidencing such a change, shall become effective upon delivery of such Compliance Certificate. If the Borrower shall fail to deliver a Compliance Certificate in accordance with
  Section 7.1(c) (each a "certificate delivery date"), for purposes of calculating the Applicable Margin, the Leverage Ratio from and including such certificate delivery date to the date of delivery by the Borrower to the Administrative Agent of such Compliance Certificate shall be conclusively presumed to be greater than 3.00:1.0.

    (c) Notwithstanding the foregoing, until the Compliance Certificate for the fiscal year ending December 31, 1996 shall have been delivered to the Administrative Agent, the Applicable Margin shall be 0.75% and any change in the Applicable Margin resulting from a change in the Leverage Ratio, as evidenced by such Compliance Certificate, shall become effective upon delivery of such Compliance Certificate.

  "Assignment and Acceptance Agreement": an assignment and acceptance agreement executed by an assignor and an assignee pursuant to which the assignor assigns to the assignee all or any portion of such assignor's Notes and Commitment, substantially in the form of Exhibit E.

  "Assignment Fee": as defined in Section 11.7(b).

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

  "Authorized Signatory": as to (i) any Person that is a corporation, the chairman of the board, the president, any vice president, the chief financial officer or any other duly authorized officer (acceptable to the Administrative Agent) of such Person and (ii) any Person that is not a corporation, the general partner or other managing Person thereof.

  "Benefited Lender": as defined in Section 11.9.

  "BNY": The Bank of New York.

  "BNY Rate": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

  "Borrowing Date": any Business Day specified in (i) a Borrowing Request as a date on which the Borrower requests the Lenders to make Revolving Credit Loans, (ii) a Borrowing Request as a date on which the Borrower requests the Swing Line Lender to make a Swing Line Loan, or (iii) a Letter of Credit Request as a date on which the Borrower requests the Letter of Credit Issuer to issue a Letter of Credit.

  "Borrowing Request": a request for Revolving Credit Loans or a Swing Line Loan in the form of Exhibit C.

  "Business Day": for all purposes other than as set forth in clause (ii) below, (i) any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Advances, any day that is a Business Day described in clause (i) above and that is also a day on which dealings in foreign currency and exchange and Eurodollar funding between banks may be carried on in London, England.

  "Capital Lease Obligations": with respect to any Person, obligations of such Person with respect to leases that, in accordance with GAAP, are required to be capitalized on the financial statements of such Person.

  "Change of Control": any of the following:

    (i) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of 33% (40% in the case of the Original Principal Stockholders and the Related Parties, collectively) or more of the voting power of the Stock of the Borrower by way of merger, consolidation or otherwise; or

    (ii) the Continuing Directors cease for any reason to constitute a majority of the directors of the Borrower then in office.

  "Code": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

  "Commitment": a Revolving Credit Commitment or the Swing Line Commitment, as the case may be.

  "Commitment Fee": as defined in Section 3.1.

  "Commitment Percentage": as to any Lender, the percentage equal to such Lender's Revolving Credit Commitment divided by the Aggregate Revolving Credit Commitments.

  "Compensatory Interest Payment": as defined in Section 2.10(c).

  "Compliance Certificate": a certificate substantially in the form of Exhibit
D.

  "Consolidated": the Borrower and its Subsidiaries that are consolidated for financial reporting purposes.

  "Consolidated EBITDA": EBITDA of the Borrower and its Subsidiaries on a Consolidated basis determined in accordance with GAAP.

  "Consolidated Pre-Minority EBITDA": Consolidated EBITDA plus minority interests in income of consolidated Subsidiaries of the Borrower to the extent deducted in determining net income of the Borrower and its Subsidiaries on a Consolidated basis in the calculation of Consolidated EBITDA.

  "Contingent Obligation": as to any Person (the "secondary obligor"), any obligation of such secondary obligor (i) guaranteeing or in effect guaranteeing any return on any Investment made in another Person, or
(ii) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such secondary obligor, whether contingent, (A) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (D) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof, and (E) in respect of the liabilities of any partnership in which such secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate Property, provided, however, that the term "Contingent Obligation" shall not include the indorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

  "Continuing Directors": means any member of the Board of Directors of the Borrower who (i) is a member of that Board of Directors on the Effective Date or (ii) has been nominated for election by the Board of Directors a majority of whom were directors at the Effective Date or whose election or nomination for election has been previously approved by a majority of such directors.

  "Conversion/Continuation Date": the date on which (i) a Eurodollar Advance is converted to an ABR Advance, (ii) the date on which an ABR Advance is converted to a Eurodollar Advance or (iii) the date on which a Eurodollar Advance is continued as a new Eurodollar Advance.

  "Credit Exposure": with respect to any Lender as at any time, the sum at such time of (i) the outstanding principal balance of such Lender's Revolving Credit Loans, (ii) the Swing Line Exposure of such Lender and (iii) the Letter of Credit Exposure of such Lender.

  "Credit Party": the Borrower, TRC and each other party (other than the Administrative Agent, the Arrangers, the Documentation Agent, the Letter of Credit Issuer and the Lenders) that is a signatory to a Loan Document.

  "Default": any event or condition that constitutes an Event of Default or that, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

  "Dialysis Services": hemodialysis services and peritoneal dialysis services, hemoperfusion, plasmapheresis, continuous arteriovenous hemofiltration and bio-medical services related to the foregoing.

  "Dollars" and "$": lawful currency of the United States of America.

  "Domestic Lending Office": in respect of any Lender, initially, the office or offices of such Lender designated as such on Schedule 1.1; thereafter, such other office of such Lender through which it shall be making or maintaining ABR Advances or Swing Line Loans, as reported by such Lender to the Administrative Agent and the Borrower.

  "EBITDA": for any period, for any Person, net income of such Person for such period, determined in accordance with GAAP, plus the sum of, without duplication, (i) Interest Expense of such Person, (ii) provision for income taxes of such Person and (iii) depreciation, amortization and all other non-cash charges (except minority interests in income of consolidated Subsidiaries) of such Person, each to the extent deducted in determining net income of such Person for such period. EBITDA shall be calculated without taking into account (x) extraordinary gains and losses and (y) gains and losses on the sale, transfer or other disposition of assets (other than inventory and cash management investments sold in the ordinary course of business) ((x) and (y), collectively, the "Gains and Losses"), provided that this sentence shall not be applicable with respect to any fiscal quarter if the net aggregate amount of Gains and Losses for such fiscal quarter is between ($100,000) and $100,000.

  "Effective Date": the date that the Administrative Agent shall have received executed counterparts hereof from all parties hereto and the conditions set forth in Sections 5 and 6 have been or simultaneously will be satisfied, provided that this Agreement shall not become effective or be binding on any party hereto unless all such conditions are satisfied not later than October 25, 1996.

  "Employee Benefit Plan": an employee benefit plan within the meaning of
Section 3(3) of ERISA maintained, sponsored or contributed to by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

  "Environmental Laws": any and all federal, state and local laws relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, release, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene, and including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA (S)9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA (S)6901 et seq.; (iii) the Toxic Substance Control Act, as amended, 15 USCA (S)2601 et seq.; (iv) the Water Pollution Control Act, as amended, 33 USCA (S)1251 et seq.; (v) the Clean Air Act, as amended, 42 USCA (S)7401 et seq.; (vi) the Hazardous Materials Transportation Authorization Act of 1994, 49 U.S.C. 5101 et seq. and (vii) all rules, regulations, judgments, decrees, injunctions and restrictions thereunder and any analogous state law.

  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

  "ERISA Affiliate": when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code of which the Borrower or any of its Subsidiaries is a member.

  "ESRD-Related Business": the business of providing Dialysis Services and/or Ancillary Services.

  "Eurodollar Advances": collectively, the Revolving Credit Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

  "Eurodollar Lending Office": in respect of any Lender, initially, the office, branch or affiliate of such Lender designated as such on Schedule 1.1 (or, if no such office branch or affiliate is specified, its Domestic Lending Office); thereafter, such other office, branch or affiliate of such Lender through which it shall be making or maintaining Eurodollar Advances, as reported by such Lender to the Administrative Agent and the Borrower.

  "Eurodollar Rate": with respect to the Interest Period applicable to any Eurodollar Advance, a rate of interest per annum, as determined by the Administrative Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

    (a) the rate, as reported by BNY to the Administrative Agent, quoted by BNY to leading banks in the interbank eurodollar market as the rate at which BNY is offering Dollar deposits in an amount equal approximately to the Eurodollar Advance of BNY to which such Interest Period shall apply for a period equal to such Interest Period, as quoted at approximately 11:00 A.M. two Business Days prior to the first day of such Interest Period, by

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

    (b) a number equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States money center banks are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) or in respect of any other category of liabilities including deposits by reference to which the interest rate on Eurodollar Advances is determined or any category of extensions of credit or other assets that includes loans by non-domestic offices of any Lender to United States Residents. Such reserve requirements shall include, without limitation, those imposed under such Regulation D. Eurodollar Advances shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets that may be available from time to time to any Lender under such Regulation D. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirement.

  "Event of Default": any of the events specified in Section 9.1, provided that any requirement for the giving of notice, the lapse of time, or any other condition has been satisfied.

  "Exchange Act": the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

  "Excluded Contingent Obligations": all Contingent Obligations of the Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP that are not in respect of Indebtedness described in items (i), (ii), (iii),
(iv), (v) or (vi) of the definition of Indebtedness.

  "Existing Pension Plans": as defined in Section 4.12.

  "Existing Indebtedness": collectively, the Indebtedness of TRC under the Amended and Restated Credit Agreement, dated as of March 15, 1996, by and among TRC, the lenders party thereto and BNY, as agent, as amended, including, without limitation, all outstanding principal, unpaid and accrued interest, unpaid and accrued fees and other unpaid sums thereunder, but excluding the Existing Letters of Credit.

  "Existing Letters of Credit": the letters of credit set forth on Schedule 1.1(E).

  "Federal Funds Rate": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%), equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by BNY as determined by BNY and reported to the Administrative Agent.

  "Financial Statements": as defined in Section 4.13.

  "Funded Current Liability Percentage": as defined in Section 401(a)(29) of the Code.

  "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent, and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

  "Guarantor": TRC.

  "Hazardous Substance": any hazardous or toxic substance, material or waste, including, but not limited to, (i) those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements therefor and (ii) any substance, pollutant or material defined as, or designated in, any Environmental Law as a "hazardous substance," "toxic substance," "hazardous material," "hazardous waste," "restricted hazardous waste," "pollutant," "toxic pollutant" or words of similar import.

  "Highest Lawful Rate": with respect to any Lender, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on its Notes or that may be owing to such Lender pursuant to this Agreement under the laws applicable to such Lender and this Agreement.

  "Immediate Family Member": with respect to any individual, such individual's spouse (past or current), descendants (natural or adoptive, of the whole or half blood) of the parents of such individual, such individual's grandparents and parents (natural or adoptive), and the grandparents, parents and descendants of parents (natural or adoptive, of the whole or half blood) of such individual's spouse (past or current).

  "Indebtedness": as to any Person, at a particular time, all items that constitute, without duplication, (i) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (ii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iii) obligations with respect to any conditional sale or title retention agreement, (iv) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts, (v) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business), (vi) the principal portion of obligations under Capital Lease Obligations and (vii) Contingent Obligations.

  "Indemnified Person": as defined in Section 11.11.

  "Intellectual Property": all copyrights, trademarks, servicemarks, patents, trade names and service names.

  "Interest Coverage Ratio": at any date of determination, the ratio of (i) Consolidated Pre-Minority EBITDA to (ii) Consolidated Interest Expense, in each case for the immediately preceding four complete fiscal quarters of the Borrower (or in the event that the date of determination is a fiscal quarter ending date, the four fiscal quarter period then ended).

  "Interest Expense": for any Person, with respect to any period, without duplication, the sum of all interest, including (whether in the form of cash or Property) whether paid or required to be accrued (including, without limitation, paid-in-kind or PIK interest) in respect of all Indebtedness of such Person for such period determined in accordance with GAAP less capitalized financing costs, each to the extent included in Interest Expense of such Person for such period.

  "Interest Payment Date": (i) as to any ABR Advance, the last day of each March, June, September and December commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Swing Line Loan, the date on which the outstanding principal balance of such Swing Line Loan shall become due and payable in accordance with Section 2.3, (iii) as to any Eurodollar Advance in respect of which the Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period, and (iv) as to any Eurodollar Advance in respect of which the Borrower has selected an Interest Period of six months, the day that is three months after the first day of such Interest Period and the last day of such Interest Period.

  "Interest Period": (a) with respect to any Eurodollar Advance requested by the Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion/Continuation Date with respect to such Eurodollar Advance and ending one, two, three or six months thereafter, as selected by the Borrower in its irrevocable Borrowing Request or its irrevocable Notice of Conversion/Continuation, provided, however, that (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, and
(iii) the Borrower shall select Interest Periods so as not to have more than five different Interest Periods outstanding at any one time for all Revolving Credit Loans.

  (b) with respect to any Swing Line Loan requested by the Borrower, the period commencing on the Borrowing Date with respect to such Swing Line Loan and ending on or between one and seven days thereafter, as selected by the Borrower in its irrevocable Borrowing Request, provided, however, that (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, and (ii) the Borrower shall select Interest Periods so as not to have more than three different Interest Periods outstanding at any one time for all Swing Line Loans.

  "Interest Rate Protection Agreements": collectively, all interest rate hedging arrangements entered into by the Borrower with any financial institution.

  "Investments": as defined in Section 8.5.

  "LC Rate": a rate per annum equal to the Applicable Margin with respect to Eurodollar Advances plus, after the occurrence and during the continuance of a Default or Event of Default under Section 9.1(a), (b) (with respect to interest, the Commitment Fee, the LC Fronting Fee or the Letter of Credit
Fee), (h) or (i), 2%.

  "LC Fronting Fee": as defined in Section 3.2.

  "Letter of Credit": as defined in Section 2.19.

  "Letter of Credit Fee": as defined in Section 3.2.

  "Letter of Credit Exposure": at any time, (i) in respect of all the Lenders, the sum, without duplication, of (x) the aggregate undrawn face amount of the outstanding Letters of Credit at such time, (y) the aggregate amount of unpaid drafts drawn on all Letters of Credit at such time, and (z) the aggregate unpaid reimbursement obligations in respect of the Letters of Credit at such time (after giving effect to any Loans made at such time to pay any such reimbursement obligations), and (ii) in respect of any Lender, an amount equal to such Lender's Commitment Percentage at such time multiplied by the amount determined under clause (i) of this definition at such time.

  "Letter of Credit Issuer": BNY (or any successor thereto).

  "Letter of Credit Request": a request in the form of Exhibit J.

  "Leverage Ratio": at any date of determination, the ratio of:

    (a) for purposes of determining the Applicable Margin and the Commitment Fee, (i) Total Debt to (ii) Consolidated Pre-Minority EBITDA for the two fiscal quarter period of the Borrower ending on the date of determination multiplied by two; and

    (b) for all other purposes, (i) Total Debt to (ii) Consolidated Pre-Minority EBITDA for the immediately preceding fiscal quarter of the Borrower multiplied by four (or in the event that the date of determination is a fiscal quarter ending date, the fiscal quarter period then ended multiplied by four).

  "Lien": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

  "Loan Documents": collectively, this Agreement, the Notes, the Reimbursement Agreements and the TRC Guaranty.

  "Loan": a Revolving Credit Loan or a Swing Line Loan, as the case may be.

  "Loans": the Revolving Credit Loans and/or the Swing Line Loans, as the case may be.

  "Mandatory Borrowing": as defined in Section 2.3(c).

  "Margin Stock": any "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

  "Material Adverse Change": a material adverse change in (i) the financial condition, operations, business, prospects or Property of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or the Guarantor to perform its obligations under the Loan Documents to which it is a party or (iii) the ability of the Administrative Agent and the Lenders to enforce the Loan Documents.

  "Material Adverse Effect": a material adverse effect on (i) the financial condition, operations, business, prospects or Property of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or the Guarantor to perform its obligations under the Loan Documents to which it is a party or (iii) the ability of the Administrative Agent and the Lenders to enforce the Loan Documents.

  "Maturity Date": September 30, 2003, or such earlier date on which the Notes shall become due and payable, whether by acceleration or otherwise.

  "Minority Investment": as defined in Section 8.5(i).

  "Multiemployer Plan": a Pension Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

  "Negotiated Rate": with respect to each Swing Line Loan, the rate per annum agreed to in writing by the Borrower and the Swing Line Lender as the interest rate that such Swing Line Loan shall bear.

  "New Subsidiary": as defined in Section 8.11.

  "Note": a Revolving Credit Note or the Swing Line Note, as the case may be.

  "Notes": the Revolving Credit Notes and/or the Swing Line Note, as the case may be.

  "Notice of Conversion/Continuation": a notice substantially in the form of Exhibit H.

  "Original Principal Stockholders": means DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., and DLJ Merchant Banking Funding, Inc., Tenet Healthcare

Corporation, THC Properties Corp. (a wholly owned Subsidiary of Tenet Healthcare Corporation), Victor M.G. Chaltiel, the executive officers and directors of the Borrower and/or TRC, the Borrower's equity compensation plans, employee stock option plans, employee stock purchase plans and all other similar plans, and all participants therein and beneficiaries thereof.

  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

  "Pension Plan": at any date of determination, any employee pension benefit plan (including a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code, the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within the five years immediately preceding such date, were in whole or in part, the responsibility of the Borrower, any of its Subsidiaries or any ERISA Affiliate, provided that the term Pension Plan shall not include the employee benefit pension plans listed on Schedule 1.1(P).

  "Permitted Acquisitions": Acquisitions permitted by Section 8.5(h).

  "Permitted Lien": any Lien permitted under Section 8.2.

  "Person": any individual, firm, partnership, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

  "Process Administrative Agent": as defined in Section 11.17.

  "Prohibited Transaction": a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

  "Property": all types of real, personal, tangible, intangible or mixed property.

  "Real Property": all real property owned or leased by the Borrower or any of its Subsidiaries.

  "Reimbursement Agreement": as defined in Section 2.19(b).

  "Related Party": with respect to any Original Principal Stockholder means
(i) any 80% (or more) owned Subsidiary or Immediate Family Member (in the case of an individual) of such Original Principal Stockholder or (ii) any Person, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Original Principal Stockholder or an Immediate Family Member, or (iii) any Person employed by the Borrower or TRC in a management capacity as of the Effective Date.

  "Remaining Interest Period": (i) in the event that the Borrower shall fail for any reason to borrow a Revolving Credit Loan in respect of which it shall have requested a Eurodollar Advance or convert an Advance to, or continue an Advance as, a Eurodollar Advance after it shall have notified the Administrative Agent of its intent to do so, a period equal to the Interest Period that the Borrower elected in respect of such Eurodollar Advance; or
(ii) in the event that the Borrower shall fail for any reason to borrow a Swing Line Loan after it shall have agreed to a Negotiated Rate with respect thereto in accordance with Section 2.3, a period equal to the Interest Period that the Borrower elected in respect of such Swing Line Loan; or (iii) in the event that a Eurodollar Advance or a Swing Line Loan bearing interest at a Negotiated Rate shall terminate for any reason prior to the last day of the Interest Period applicable thereto, a period equal to the remaining portion of such Interest Period if such Interest Period had not been so terminated; or
(iv) in the event that the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance or a Swing Line Loan bearing interest at a Negotiated Rate prior to the last day of the Interest Period applicable thereto, a period equal to the period from and including the date of such prepayment or repayment to but excluding the last day of such Interest Period.

  "Reportable Event": with respect to any Pension Plan, (i) any event set forth in Sections 4043(b) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(c) or 4063(a) of ERISA or the regulations thereunder or (ii) an event requiring the Borrower, any of its Subsidiaries or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code.

  "Required Lenders": Lenders having Revolving Credit Commitments equal to at least 51% of the Aggregate Revolving Credit Commitments, provided that if the Revolving Credit Commitments have expired or otherwise been terminated, Lenders with Credit Exposure equal to at least 51% of the Aggregate Credit Exposure.

  "Restricted Payment": as to any Person (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Stock or other equity interest in such Person now or hereafter outstanding (other than a dividend payable solely in shares of such Stock to the holders of such shares), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of Stock or other equity interest in such Person now or hereafter outstanding and (iii) any tax sharing or similar payment payable by such Person to another Person.

  "Revolving Credit Commitment": as to any Lender, such Lender's undertaking during the Revolving Credit Commitment Period to make Revolving Credit Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the amount set forth next to the name of such Lender in Exhibit A under the heading "Revolving Credit Commitments", as the same may be reduced pursuant to Section 2.6.

  "Revolving Credit Commitment Period": the period from the Effective Date until the day preceding the Maturity Date.

  "Revolving Credit Loan" and "Revolving Credit Loans": as defined in Section
2.1.

  "Revolving Credit Note" and "Revolving Credit Notes": as defined in Section
2.2.

  "SEC": the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

  "Special Counsel": Emmet, Marvin & Martin, LLP, special counsel to the Administrative Agent and the Documentation Agent.

  "Stock": any and all shares, rights, interests, participations, warrants or other equivalents (however designated) of corporate stock.

  "Subsidiary": as to any Person, any corporation, association, partnership, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, joint venture or other business entity, is entitled to share in 50% or more of the profits and losses, however determined.

  "Swing Line Commitment": the undertaking of the Swing Line Lender during the Swing Line Commitment Period to make Swing Line Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not in excess of $15,000,000, and the commitment of the Lenders to participate therein as set forth in Section 2.8, as the same may be reduced pursuant to
Section 2.6.

  "Swing Line Commitment Period": the period from the Effective Date to, but excluding, the Swing Line Termination Date.

  "Swing Line Exposure": at any time, in respect of any Lender, an amount equal to the aggregate outstanding principal amount of the Swing Line Loans at such time multiplied by such Lender's Commitment Percentage at such time.

  "Swing Line Lender": BNY (or any successor thereto).

  "Swing Line Loan" and "Swing Line Loans": as defined in Section 2.3.

  "Swing Line Note": as defined in Section 2.4.

  "Swing Line Participation Amount": as defined in Section 2.8.

  "Swing Line Termination Date": the date which is five Business Days prior to the Maturity Date.

  "Tax": any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by a Governmental Authority, imposed, levied, collected, withheld or assessed with respect to any payment by the Borrower pursuant to this Agreement or any other Loan Document, and all liabilities with respect thereto.

  "Tax on the Overall Net Income": as to any Person, a Tax imposed by the jurisdiction under the laws of which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its Applicable Lending Office) is located or by any political subdivision or taxing authority thereof or in which that Person is deemed to be doing business on (or determined on the basis of) all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

  "Termination Event": with respect to any Pension Plan, (i) a Reportable Event, (ii) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination, in each case under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Pension Plan under Section 4042 of ERISA, or (iv) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

  "Total Debt": the difference between (i) all Indebtedness (less Excluded Contingent Obligations) and (ii) cash and cash equivalents, in each case, of the Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP.

  "TRC": Total Renal Care, Inc., a California corporation.

  "TRC Guaranty": the Guaranty, made by TRC in favor of the Administrative Agent, substantially in the form of Exhibit I, as the same may be amended, supplemented or otherwise modified from time to time.

  "Unfunded Pension Liabilities": with respect to any Pension Plan, at any date of determination, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions", over the fair market value of Pension Plan assets.

  "United States": the United States of America (including the States thereof and the District of Columbia).

  "Unqualified Amount": as defined in Section 2.10(c).

  "Unrecognized Retiree Welfare Liability": with respect to any Employee Benefit Plan that provides postretirement benefits other than pension benefits, the amount of the transition obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," as of the most recent valuation date, that has not been recognized as an expense in an income statement of the Borrower and its Subsidiaries, provided that (i) prior to the date such Statement is applicable to the Borrower, such amount shall be based on an estimate made in good faith of such transition obligation, and (ii) for purposes of determining the aggregate amount of the Unrecognized Retiree Welfare Liability, Plans maintained by a Subsidiary that is not otherwise an ERISA Affiliate shall be included.

 B. Principles of Construction

  (a) All terms defined in a Loan Document shall have the meanings given such terms therein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant thereto, unless otherwise defined therein.

  (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in
Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

  (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

  (f) The phrase "may not" is prohibitive and not permissive.

  (d) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

  (e) Unless specifically provided in a Loan Document to the contrary, references to a time shall refer to New York City time.

  (f) Unless specifically provided in a Loan Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

  (g) Effective as of January 1, 1996, the Borrower and each of its Subsidiaries changed its fiscal year end from May 31 to December 31 unless its fiscal year was already December 31. For purposes of calculating the Leverage Ratio and determining compliance with Sections 7.11, 7.12, 7.13 and 7.14, all references to fiscal quarters shall mean calendar quarters.

II. AMOUNT AND TERMS OF REVOLVING CREDIT LOANS AND LETTERS OF CREDIT

 A. Revolving Credit Loans

  Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (each a "Revolving Credit Loan" and, as the context may require, collectively with all other Revolving Credit Loans of such Lender and with the Revolving Credit Loans of all other Lenders, the "Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period, provided, however, that immediately after giving effect thereto (a) such Lender's Credit Exposure shall not exceed such Lender's Revolving Credit Commitment, and (b) the Aggregate Credit Exposure of all Lenders shall not exceed the Aggregate Revolving Credit Commitments. During the Revolving Credit Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Revolving Credit Commitments, all in accordance with the terms and conditions of this Agreement.

 B. Revolving Credit Notes

  (a) The Revolving Credit Loans made by a Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B-1, with appropriate insertions therein as to date and principal amount (each, as indorsed or modified from time to time, a "Revolving Credit Note" and, collectively with the Revolving Credit Notes of all other Lenders, the "Revolving Credit Notes"), payable to the order of such Lender for the account of its Applicable Lending Office and representing the obligation of the Borrower to pay the lesser of (a) the original amount of the Revolving Credit Commitment of such Lender and (b) the aggregate unpaid principal balance of all Revolving Credit Loans made by such Lender, with interest thereon as prescribed in

Section 2.10. Each Revolving Credit Note shall (i) be dated the Effective date, (ii) be stated to mature on the Maturity Date and (iii) bear interest from the date thereof on the unpaid principal balance thereof at the applicable interest rate or rates per annum determined as provided in Section
2.10. Interest on each Revolving Credit Note shall be payable as specified in
Section 2.10.

  (b) The Revolving Credit Loans shall be due and payable on September 30, 2003 (the "Maturity Date").

 C. Swing Line Loans

  (a) Subject to the terms and conditions of this Agreement, the Swing Line Lender agrees to make swing line loans (each a "Swing Line Loan" and, collectively, the "Swing Line Loans") to the Borrower from time to time during the Swing Line Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the Swing Line Commitment, provided that immediately after making each Swing Line Loan, (i) the Swing Line Lender's Credit Exposure would not exceed the Swing Line Lender's Revolving Credit Commitment, (ii) the aggregate unpaid balance of the Swing Line Loans would not exceed the Swing Line Commitment, and (iii) the Aggregate Credit Exposure of all Lenders, would not exceed the Aggregate Revolving Credit Commitments. During the Swing Line Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Swing Line Commitment, all in accordance with the terms and conditions of this Agreement. Each Swing Line Loan shall mature and be due and payable on the last day of the Interest Period therefor. No Swing Line Loan shall be made prior to the making of the first Revolving Credit Loans on the first Borrowing Date.

  (b) The Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when any Lender shall be in default of its obligations under this Agreement unless the Swing Line Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swing Line Lender's risk with respect to such defaulting Lender's participation in such Swing Line Loan. The Swing Line Lender will not make a Swing Line Loan if the Administrative Agent, or any Lender by notice to the Swing Line Lender and the Borrower no later than one Business Day prior to the Borrowing Date with respect to such Swing Line Loan, shall have determined that the conditions set forth in Section 6 have not been satisfied and such conditions remain unsatisfied as of the requested time of the making such Loan. Each Swing Line Loan shall be due and payable on the day being the earliest of the last day of the Swing Line Interest Period applicable thereto, the date on which the Swing Line Commitment shall have been voluntarily terminated by the Borrower in accordance with Section 2.6, and the date on which the Swing Line Loans shall become due and payable pursuant to the provisions hereof, whether by acceleration or otherwise.

  (c) On any Business Day on which a Swing Line Loan shall be due and payable and shall remain unpaid, the Swing Line Lender may, in its sole discretion, give notice to the Lenders and the Borrower that such outstanding Swing Line Loan shall be funded with a borrowing of Revolving Credit Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Sections 9.1(h) or (i)), in which case a borrowing of Revolving Credit Loans made as ABR Advances (each such borrowing, a "Mandatory Borrowing"), shall be made by all Lenders pro rata based on each such Lender's Commitment Percentage on the Business Day immediately succeeding the giving of such notice. The proceeds of each Mandatory Borrowing shall be remitted directly to the Swing Line Lender to repay such outstanding Swing Line Loan. Each Lender irrevocably agrees to make a Revolving Credit Loan pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swing Line Lender notwithstanding: (i) the amount of such Mandatory Borrowing may not comply with the minimum amount for Loans otherwise required hereunder, (ii) whether any condition specified in Section 6 is then unsatisfied, (iii) whether a Default or an Event of Default then exists, (iv) the Borrowing Date of such Mandatory Borrowing, (v) the aggregate principal amount of all Loans then outstanding, (vi) the Aggregate Credit Exposure at such time and (vii) the amount of the Commitments at such time.

 D. Swing Line Note

  The Swing Line Loans made by the Swing Line Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B-2, with appropriate insertions therein as to date and principal amount (as indorsed or modified from time to time, including all replacements thereof and substitutions therefor, the "Swing Line Note"), payable to the order of the Swing Line Lender and representing the obligation of the Borrower to pay the lesser of (i) the amount of the Swing Line Commitment and (ii) the aggregate unpaid principal balance of all Swing Line Loans with interest thereon as set forth in Section 2.10. The Swing Line Note shall be stated to mature on the Swing Line Termination Date, and bear interest for the period from and including the date thereof on the unpaid principal balance thereof from time to time outstanding at the applicable interest rate or rates per annum determined as provided in Section 2.10. Interest on the Swing Line Note shall be payable as specified in Section 2.10.

 E. Procedure for Borrowing

  (a) Revolving Credit Loans. The Borrower may borrow under the Aggregate Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided, however, that the Borrower shall notify the Administrative Agent (by telecopy or other written notice) no later than: 2:00 P.M., three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Advances, and 2:00 P.M., one Business Day prior to the requested Borrowing Date, in the case of ABR Advances, specifying (i) the aggregate principal amount to be borrowed under the Aggregate Revolving Credit Commitments, (ii) the requested Borrowing Date, (iii) whether such borrowing is to consist of one or more Eurodollar Advances, ABR Advances, or a combination thereof and (iv) if the borrowing is to consist of one or more Eurodollar Advances, the length of the Interest Period for each such Eurodollar Advance, provided, however, that no Interest Period selected in respect of any Revolving Credit Loan shall end after the Maturity Date. If the Borrower fails to give timely notice in connection with a request for a Eurodollar Advance, the Borrower shall be deemed to have elected that such Advance shall be made as an ABR Advance. Each such notice shall be irrevocable and confirmed immediately by delivery to the Administrative Agent of a Borrowing Request. Each ABR Advance shall be in an aggregate principal amount equal to $1,000,000 or such amount plus a whole multiple of $250,000 in excess thereof (or, if less, the unused amount of the Aggregate Revolving Credit Commitments) and each Eurodollar Advance shall be in an aggregate principal amount equal to $5,000,000 or such amount plus a whole multiple of $500,000 in excess thereof.

  (d) Swing Line Loans. The Borrower may borrow under the Swing Line Commitment on any Business Day during the Swing Line Commitment Period, provided, however, that the Borrower shall notify the Administrative Agent and the Swing Line Lender (by telephone or fax) no later than 3:00 P.M. on the requested Borrowing Date, specifying (i) the amount to be borrowed under the Swing Line Commitment, (ii) the length of the Interest Period for each such Swing Line Loan, provided, however, that no Interest Period selected in respect of any Swing Line Loan shall end after the Swing Line Termination Date, and (iii) the requested Borrowing Date. Each borrowing of Swing Line Loans shall be in an aggregate principal amount equal to $250,000 or such amount plus an integral multiple of $100,000 in excess thereof or, if less, the unused amount of the Swing Line Commitment. The Swing Line Lender will then, subject to its determination that the terms and conditions of this Agreement have been satisfied, make the requested amount available promptly on that same day, to the Administrative Agent who, thereupon, will promptly make such amount available to the Borrower at the office of the Administrative Agent specified in Section 11.2 by crediting the account of the Borrower on the books of such office of the Administrative Agent.

  (b) Upon receipt of each notice of borrowing of Revolving Credit Loans from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Subject to its receipt of the notice referred to in the preceding sentence, (i) each Lender will make the amount of its Commitment Percentage of each Revolving Credit Loan available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent set forth in
Section 11.2 not later than 12:00 Noon on the relevant Borrowing Date requested by the Borrower, in funds immediately available to the Administrative Agent at such office. The amounts so made available to the Administrative Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Administrative Agent, be made available on such date to the Borrower by the Administrative Agent at the office of the Administrative Agent specified in Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Administrative Agent.

  (c) Unless the Administrative Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be promptly confirmed by fax or other writing) that such Lender will not make available to the Administrative Agent such Lender's Commitment Percentage of the Revolving Credit Loans requested by the Borrower, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the Borrowing Date in accordance with this Section, provided that such Lender received notice of the proposed borrowing from the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made its Commitment Percentage of such Revolving Credit Loans available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower to the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 2.10 for ABR Advances, and, in the case of such Lender, the Federal Funds Rate in effect on each such day (as determined by the Administrative Agent) plus any processing fee per the interbank compensation rules as then in effect. Such payment by the Borrower, however, shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Loan as part of the Revolving Credit Loans for purposes of this Agreement, which Revolving Credit Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Revolving Credit Loans.

  (d) If a Lender makes a new Revolving Credit Loan on a Borrowing Date on which the Borrower is to repay a Revolving Credit Loan from such Lender, such Lender shall apply the proceeds of such new Revolving Credit Loan to make such repayment, and only the excess of the proceeds of such new Revolving Credit Loan over the Revolving Credit Loan being repaid need be made available to the Administrative Agent.

  (e) Notices of borrowing given by telecopy shall be deemed given when received by telecopy and shall be promptly confirmed in writing within five Business Days. The Administrative Agent and the Lenders may rely on a telecopied notice of borrowing whether or not such notice is confirmed by the delivery of a Borrowing Request.

 F. Termination or Reduction of Aggregate Revolving Credit Commitments and Swing Line Commitment.

  (a) Voluntary Reductions. (i) The Borrower shall have the right, upon at least three Business Days' prior written notice to the Administrative Agent, at any time, to terminate the Aggregate Revolving Credit Commitments or from time to time to reduce permanently the Aggregate Revolving Credit Commitments to an amount not less than the sum of (A) the aggregate principal balance of the Revolving Credit Loans then outstanding (after giving effect to any contemporaneous prepayment thereof), (B) the Letter of Credit Exposure and (C) the Swing Line Exposure, provided, however, that any such reduction shall be in the amount of $5,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

  (ii) The Borrower shall have the right, upon at least one Business Day's prior written notice to the Administrative Agent and the Swing Line Lender, at any time, to reduce permanently the Swing Line Commitment in whole at any time, or in part from time to time, to an amount not less than the aggregate principal balance of the Swing Line Loans then outstanding (after giving effect to any contemporaneous prepayment thereof), provided, however, that each partial reduction of the Swing Line Commitment shall be in an amount equal to $1,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

  (b) Mandatory Periodic Reductions. The Aggregate Revolving Credit Commitments shall be reduced on each of the following dates by the amount set forth next to such date:

                                                             AGGREGATE REVOLVING
                                                              CREDIT COMMITMENT
          DATES                                                   REDUCTION
      September 30, 2000....................................     $50,000,000
      September 30, 2001....................................     $75,000,000
      September 30, 2002....................................     $75,000,000

  (b) Mandatory Reductions Relating to a Change of Control. Upon the occurrence of a Change of Control, the Aggregate Revolving Credit Commitments and the Swing Line Commitment shall be reduced to $0.

  (c) In General. Reductions of the Aggregate Revolving Credit Commitments shall be applied pro rata according to the Revolving Credit Commitments of each Lender. Simultaneously with each reduction of the Aggregate Revolving Credit Commitments under this Section, the Borrower shall pay the Commitment Fee accrued on the amount by which the Aggregate Revolving Credit Commitments have been reduced and prepay the Revolving Credit Loans and the Swing Line Loans as required by Section 2.7(b).

 G. Prepayments of the Revolving Credit Loans

  (a) Voluntary Prepayments. The Borrower may, at its option, prepay the Revolving Credit Loans without premium or penalty, in full at any time or in part from time to time by notifying the Administrative Agent in writing at least one Business Day prior to the proposed prepayment date, in the case of Revolving Credit Loans consisting of ABR Advances and at least three Business Days prior to the proposed prepayment date, in the case of Revolving Credit Loans consisting of Eurodollar Advances, specifying the Revolving Credit Loans to be prepaid, whether such Revolving Credit Loans consist of ABR Advances, Eurodollar Advances, or a combination thereof, the amount to be prepaid and the date of prepayment. Such notice shall be irrevocable and the amount specified in such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. Each partial prepayment of the Revolving Credit Loans pursuant to this subsection shall be in an aggregate principal amount of $1,000,000 or such amount plus a whole multiple of $250,000 in excess thereof (or, if less, the outstanding principal balance of the Revolving Credit Loans). After giving effect to any partial prepayment with respect to Eurodollar Advances that were made (whether as the result of a borrowing or a conversion) on the same date and that had the same Interest Period, the outstanding principal amount of such Eurodollar Advances shall equal (subject to Section 2.9) $5,000,000 or such amount plus a whole multiple of $500,000 in excess thereof.

  (b) Mandatory Prepayments of Revolving Credit Loans and Swing Line Loans Relating to Reductions of the Aggregate Revolving Credit Commitments and the Swing Line Commitment. Simultaneously with each reduction of the Aggregate Revolving Credit Commitments or the Swing Line Commitment under Section 2.6, the Borrower shall prepay the Revolving Credit Loans or the Swing Line Loans, as the case may be, by the amount, if any, by which (i) in the case of a reduction of the Aggregate Revolving Credit Commitments, the Aggregate Credit Exposure exceeds the amount of the Aggregate Revolving Credit Commitments after giving effect to such reduction and (ii) in the case of a reduction of the Swing Line Commitment, the outstanding principal balance of the Swing Line Loans exceeds the amount of the Swing Line Commitment after giving effect to such reduction.

  (c) Mandatory Prepayments of Revolving Credit Loans and Swing Line Loans Relating to a Change of Control. Upon the occurrence of a Change of Control, the Borrower shall (i) prepay in full the outstanding principal balance of the Revolving Credit Loans and the Swing Line Loans, together with accrued and unpaid interest thereon, (ii) pay in full all fees and other amounts payable under the Loan Documents and (iii) deposit an amount equal to the Letter of Credit Exposure in a cash collateral account with and under the exclusive control of the Administrative Agent.

  (d) In General. Each prepayment of Revolving Credit Loans shall first be applied to ABR Advances. If any prepayment is made in respect of any Eurodollar Advance or Swing Line Loan, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the Lenders in accordance with Section 2.15.

 H. Participation in Swing Line Loans

  (a) Upon each receipt by a Lender of notice of an Event of Default from the Administrative Agent pursuant to Section 10.5, such Lender shall purchase unconditionally, irrevocably, and severally (and not jointly) from the Swing Line Lender a participation in the outstanding Swing Line Loans (including accrued interest thereon) in an amount equal to the product of its Commitment Percentage and the outstanding amount of the Swing Line Loans (the "Swing Line Participation Amount"). Each Lender shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Borrower pursuant to this subsection (a) that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by the Borrower with any of its obligations under the Loan Documents.

  (b) In furtherance of subsection (a), upon each receipt by a Lender of notice of an Event of Default from the Administrative Agent pursuant to
Section 10.5, such Lender shall promptly make available to the Administrative Agent for the account of the Swing Line Lender its Swing Line Participation Amount at the office of the Administrative Agent specified in Section 11.2, in lawful money of the United States and in immediately available funds. The Administrative Agent shall deliverthe payments made by each Lender pursuant to the immediately preceding sentence to the Swing Line Lender promptly upon receipt thereof in like funds as received. Each Lender shall indemnify and hold harmless the Administrative Agent and the Swing Line Lender from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses resulting from any failure on the part of such Lender to pay, or from any delay in paying the Administrative Agent any amount such Lender is required to pay in accordance with this Section 2.8(b) upon receipt of notice of Event of Default from the Administrative Agent pursuant to Section 10.5 (except in respect of losses, liabilities or other obligations suffered by the Administrative Agent or the Swing Line Lender, as the case may be, resulting from the gross negligence or willful misconduct of the Administrative Agent or the Swing Line Lender, as the case may be), and such Lender shall be required to pay interest to the Administrative Agent for the account of the Swing Line Lender from the date such amount was due until paid in full, on the unpaid portion thereof, at a rate of interest per annum equal to (i) from the date such amount was due until the third day therefrom, the Federal Funds Rate, and (ii) thereafter, the Federal Funds Rate plus 2%, payable upon demand by the Swing Line Lender. The Administrative Agent shall distribute such interest payments to the Swing Line Lender upon receipt thereof in like funds as received.

  (c) Whenever the Administrative Agent is reimbursed by the Borrower, for the account of the Swing Line Lender, for any payment in connection with Swing Line Loans and such payment relates to an amount previously paid by a Lender pursuant to this Section, the Administrative Agent will promptly pay over such payment to such Lender.

 I. Conversions and Continuations

  (a) The Borrower may elect from time to time to convert Eurodollar Advances to ABR Advances by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election (confirmed by the delivery of a Notice of Conversion/Continuation), specifying the amount to be so converted. In addition, the Borrower may elect from time to time to (i) convert ABR Advances to Eurodollar Advances and (ii) to continue Eurodollar Advances by selecting a new Interest Period therefor, in each case by giving the Administrative Agent irrevocable notice no later than 2:00 P.M. at least three Business Days' prior to such election (confirmed by the delivery of a Notice of Conversion/Continuation), in the case of a conversion to, or continuation of, Eurodollar Advances, specifying the amount to be so converted and the initial Interest Period relating thereto, provided that any such conversion of ABR Advances to Eurodollar Advances shall only be made on a Business Day and any such continuation of Eurodollar Advances shall only be made on the last day of the Interest Period applicable to the Eurodollar Advances that are to be continued as such new Eurodollar Advances. The Administrative Agent shall promptly provide the Lenders with a copy of each such Notice of Conversion/Continuation. ABR Advances and Eurodollar Advances may be converted or continued pursuant to this Section in whole or in part, provided that conversions of ABR Advances to Eurodollar Advances, or continuations of Eurodollar Advances shall be in an aggregate principal amount of $5,000,000 or such amount plus a whole multiple of $500,000 in excess thereof.

  (b) Notwithstanding anything in this Section to the contrary, no ABR Advance may be converted to a Eurodollar Advance and no Eurodollar Advance may be continued, if the Borrower or the Administrative Agent has knowledge that a Default or Event of Default has occurred and is continuing either (i) at the time the Borrower shall notify the Administrative Agent of its election to convert or continue or (ii) on the requested Conversion/Continuation Date. In such event, such ABR Advance shall be automatically continued as an ABR Advance, or such Eurodollar Advance shall be automatically converted to an ABR Advance on the last day of the Interest Period applicable to such Eurodollar Advance.

  (j) No Interest Period selected in respect of conversion or continuation of any Eurodollar Advance shall end after the Maturity Date. Notwithstanding anything herein to the contrary, the Borrower shall select Interest Periods such that, on each date that a mandatory principal payment is required to be made pursuant to Section 2.7(b) in connection with a mandatory scheduled Commitment reduction required to be made pursuant to Section 2.6(b), the outstanding principal balance of all ABR Advances, when added to the aggregate principal amount of each Eurodollar Advance, the applicable Interest Period of which shall end on such date, shall equal or exceed the aggregate principal amount of the Revolving Credit Loans required to be paid on such date pursuant to Section 2.7(b).

  (c) Each conversion or continuation shall be effected by each Lender by applying the proceeds of its new ABR Advance or Eurodollar Advance, as the case may be, to its Advances (or portion thereof) being converted (it being understood that such conversion shall not constitute a borrowing for purposes of Sections 4 or 6).

  (d) Notices in respect of a conversion or continuation given by telecopy shall be deemed given when received by telecopy and shall be promptly confirmed in writing within five Business Days. The Administrative Agent and the Lenders may rely on a telecopied notice of conversion or continuation whether such notice is confirmed by the delivery of a Notice of Conversion/Continuation.

 J. Interest Rate and Payment Dates

  (a) Prior to Maturity. Except as otherwise provided in Section 2.10(b), prior to maturity, the Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below:

           ADVANCES/LOANS                            RATE
      Each ABR Advance         Alternate Base Rate.
      Each Eurodollar Advance  Eurodollar Rate applicable to such Eurodollar
                               Advance for the applicable Interest Period plus
                               the Applicable Margin.
      Each Swing Line Loan     Either the Negotiated Rate applicable to such
                               Swing Line Loan for the applicable Interest
                               Period or, if the Borrower and the Swing Line
                               Lender shall not have agreed to a Negotiated
                               Rate with respect to such Swing Line Loan, the
                               Alternate Base Rate for such Swing Line Loan for
                               the applicable Interest Period.

  (b) Event of Default. After the occurrence and during the continuance of an Event of Default under Section 9.1(a), (b) (with respect to interest, the Commitment Fee, the LC Fronting Fee or the Letter of Credit Fee), (h) or (i), the outstanding principal balance of the Loans shall bear interest at a rate per annum equal to 2% plus the rate that would otherwise be applicable under
Section 2.10(a) until, in the case of Eurodollar Advances and Swing Line Loans, the end of the applicable Interest Period therefor, and, thereafter, at the Alternate Base Rate plus 2%. Any overdue interest or other amount payable under the Loan Documents shall bear interest at a rate per annum equal to the Alternate Base Rate plus 2% and shall be payable on demand. If all or any portion of any reimbursement obligation in respect of a Letter of Credit shall not be paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the Alternate Base Rate plus 2%, from the date of such nonpayment until paid in full (whether before or after the entry of a judgment thereon) and shall be payable on demand.

  (c) In General. Interest on (i) ABR Advances and Swing Line Loans, in each case to the extent based on the BNY Rate, shall be calculated on the basis of a 365 or 366-day year (as the case may be), (ii) ABR Advances and Swing Line Loans, in each case to the extent based on the Federal Funds Rate, and on Eurodollar Advances shall be calculated on the basis of a 360-day year, in each case for the actual number of days elapsed, including the first day but excluding the last, and (iii) Swing Line Loans to the extent based on a Negotiated Rate shall be calculated on the basis of a 360-day year for the actual number of days elapsed, including the first day but excluding the last. Except as otherwise provided in Section 2.10(b), interest shall be payable in arrears on each Interest Payment Date, upon each payment (including prepayment) or conversion of the Loans and, with respect to each ABR Advance, on each date that is three months after the immediately preceding Interest Payment Date with respect to ABR Advances. Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate or reserve requirements shall become effective as of the opening of business on the day on which such change shall become effective. The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the BNY Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate or a Eurodollar Rate by the Administrative Agent pursuant to this Agreement shall be conclusive and binding on the Borrower absent manifest error. At no time shall the interest rate payable on the Loans, together with the Commitment Fee, the Letter of Credit Fee, the LC Fronting Fee, and all other amounts payable under the Loan Documents, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate. If in respect of any period during the term of this Agreement, any amount paid hereunder, to the extent the same shall (but for the provisions of this Section) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate during such period (such amount being hereinafter referred to as an "Unqualified Amount"), then (i) such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Loans, and (ii) if in any subsequent period during the term of this Agreement, all amounts payable hereunder in respect of such period that constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate during such period, then the Borrower shall pay to the Lender in respect of such period an amount (each a "Compensatory Interest Payment") equal to the lesser of (x) a sum that, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate during such period, and (y) an amount equal to the Unqualified Amount less all other Compensatory Interest Payments made in respect thereof. The Borrower acknowledges that to the extent interest payable on ABR Advances or Swing Line Loans is based on the BNY Rate, such Rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances or Swing Line Loans on the BNY Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

 K. Substituted Interest Rate

  In the event that (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.10 or (ii) the Required Lenders shall have notified the Administrative Agent that they have determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate, with respect to any portion of the Loans that the Borrower has requested be made as Eurodollar Advances or Eurodollar Advances that will result from the requested conversion or continuation of any portion of the Advances into or as Eurodollar Advances (each, an "Affected Advance"), the Administrative Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination and the reasons therefor, on or, to the extent practicable, prior to the requested Borrowing Date or Conversion/Continuation Date for such Affected Advances. If the Administrative Agent shall give such notice, (a) any Affected Advances shall be made as ABR Advances, (b) the Advances (or any portion thereof) that were to have been converted to or continued as Affected Advances shall be converted to or continued as ABR Advances and (c) any outstanding Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances. Until any notice under clauses
(i) or (ii), as the case may be, of this Section has been withdrawn by the Administrative Agent (by notice to the Borrower promptly upon either (x) the Administrative Agent having determined that such circumstances affecting the interbank eurodollar market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 2.10 or
(y) the Administrative Agent having been notified by such Required Lenders that circumstances no longer render the Advances (or any portion thereof) Affected Advances), no further Eurodollar Advances shall be required to be made by the Lenders, nor shall the Borrower have the right to convert or continue all or any portion of the Loans to Eurodollar Advances.

 L. Taxes

  (a) Payments to Be Free and Clear. Provided that all documentation, if any, then required to be delivered by any Lender or the Administrative Agent pursuant to subsection (c) has been delivered, all sums payable by the Borrower under the Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than a Tax on the Overall Net Income of any Lender or the Administrative Agent, as the case may be (for which payment need not be free and clear but no deduction or withholding shall be made unless then required by applicable law) imposed, levied, collected, withheld or assessed by or within the United States or any political subdivision in or of the United States or any other jurisdiction from or to which a payment is made by or on behalf of the Borrower or by any federation or organization of which the United States or any such jurisdiction is a member at the time of payment.

  (b) Grossing-up of Payments. If the Borrower or any other Credit Party is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by the Borrower or such Credit Party to the Administrative Agent or any Lender under any of the Loan Documents:

    (i) The Borrower shall notify the Administrative Agent and such Lender of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it;

    (ii) The Borrower shall pay any such Tax in accordance with applicable law, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender;

    (iii) the sum payable by the Borrower to the Administrative Agent or a Lender in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Lender, as the case may be, receives on the due date therefor a sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

    (iv) the Borrower shall at the request of the Lender or the Administrative Agent in respect of which such Tax was imposed deliver to the Administrative Agent the original or certified copy of a receipt or other satisfactory document evidencing payment thereof and the applicable Lender evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant Governmental Authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender

(in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment and Acceptance, as the case may be, in respect of payments to such Lender.

  (c) U.S. Tax Certificates. Each Lender that is organized under the laws of any jurisdiction other than a jurisdiction within the United States shall deliver to the Administrative Agent for transmission to the Borrower, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and from time to time thereafter, as required by law and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (each in the reasonable exercise of its discretion), properly completed and duly executed Internal Revenue Service Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto to establish that such Lender is entitled to benefits under an income tax treaty to which the United States is a party that exempts such Lender from United States withholding tax or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. The Borrower shall not be required to pay any additional amount to any such Lender under subsection
(b)(iii) above if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements on the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection shall relieve the Borrower of its obligation to pay any additional amounts pursuant to subsection (b)(iii) in the event that, as a result of any change in applicable law, such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

  (d) Upon the reasonable request of the Borrower, and at the Borrower's expense, the Lender shall cooperate with the Borrower in seeking to obtain refunds of Taxes paid by the Borrower. If a Lender shall receive a refund (or a refund in the form of a credit) from a taxing authority (as a result of any error in the imposition of Tax by such taxing authority) of any Taxes paid by the Borrower pursuant to subsection (a) or (b) above, such Lender, so long as no Event of Default shall then exist, shall promptly pay to the Borrower the amount so received.

 M. Illegality

  Notwithstanding any other provisions herein, if any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, in each case enacted, adopted, promulgated, approved or issued after the date hereof, shall make it unlawful for any Lender to make or maintain its Eurodollar Advances as contemplated by this Agreement, (i) the commitment of such Lender hereunder to make Eurodollar Advances or convert ABR Advances to Eurodollar Advances shall forthwith be suspended and (ii) such Lender's Loans then outstanding as Eurodollar Advances affected hereby, if any, shall be converted automatically to ABR Advances on the last day of the then current Interest Period applicable thereto or within such earlier period as required by law. If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section and such Lender shall notify the Administrative Agent and the Borrower that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated.

 N. Increased Costs

  In the event that any law, regulation, treaty or directive hereafter enacted, adopted, promulgated, approved or issued or any change in any presently existing law, regulation, treaty or directive therein or in the interpretation or application thereof by any Governmental Authority charged with the administration thereof or compliance by any Lender (or any corporation directly or indirectly owning or controlling such Lender) with any request or directive from any central bank or other Governmental Authority made or issued after the date hereof:

    (h) does or shall subject any Lender to any Taxes of any kind whatsoever with respect to any Eurodollar Advances or its obligations under this Agreement to make Eurodollar Advances, or change the basis of taxation of payments to any Lender of principal, interest or any other amount payable hereunder in respect of its Eurodollar Advances, including any Taxes required to be withheld from any amounts payable under the Loan Documents (except for imposition of, or change in the rate of, Tax on the Overall Net Income of such Lender or its Applicable Lending Office for any of such Advances by the jurisdiction in which such Lender is incorporated or has its principal office or such Applicable Lending Office, including, in the case of Lenders incorporated in any State of the United States, such tax imposed by the United States); or

    (a) does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender in respect of its Eurodollar Advances that is not otherwise included in the determination of a Eurodollar Rate;

and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, converting, continuing or maintaining its Eurodollar Advances or its commitment to make such Eurodollar Advances, or to reduce any amount receivable hereunder in respect of its Eurodollar Advances, then, in any such case, the Borrower shall pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduction in such amount receivable that such Lender deems to be material as determined by such Lender; provided, however, that nothing in this Section shall require the Borrower to indemnify the Lenders with respect to Taxes for which the Borrower has no obligation under Section 2.12. No failure by any Lender to demand compensation for any increased cost during any Interest Period shall constitute a waiver of such Lender's right to demand such compensation at any time. A statement setting forth the calculations of any additional amounts payable pursuant to the foregoing sentence submitted by a Lender to the Borrower shall be conclusive absent manifest error.

 O. Indemnification for Loss

  Notwithstanding anything contained herein to the contrary, if (i) the Borrower shall fail to borrow or convert or continue a Eurodollar Advance on a Borrowing Date or Conversion/Continuation Date after it shall have given notice to do so in which it shall have requested a Eurodollar Advance, or if the Borrower shall fail to borrow a Swing Line Loan after it shall have agreed to a Negotiated Rate with respect thereto, (ii) a Eurodollar Advance or Swing Line Loan bearing interest at a Negotiated Rate shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or
(iii) while a Eurodollar Advance or Swing Line Loan bearing interest at a Negotiated Rate is outstanding, any repayment or prepayment of such Eurodollar Advance or Swing Line Loan is made for any reason (including, without limitation, as a result of acceleration or illegality) on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender, any loss or expense suffered by such Lender as a result of such failure to borrow, convert or continue, termination, repayment or prepayment, including, without limitation, an amount, if greater than zero, equal to:

                               A x (B-C) x D/360

where:

    "A" equals, in the case of a Eurodollar Advance, such Lender's Commitment Percentage of the Affected Principal Amount or, in the case of a Swing Line Loan bearing interest at a Negotiated Rate, the Affected Principal Amount;

    "B" equals the Eurodollar Rate or Negotiated Rate, as the case may be (expressed as a decimal) applicable to such Eurodollar Advances or Swing Line Loan;

    "C" equals the applicable Eurodollar Rate (expressed as a decimal) in effect on or about the first day of the applicable Remaining Interest Period, based on the applicable rates offered or bid, as the case may be, on or about such date, for deposits in an amount equal approximately to such Lender's Commitment

  Percentage of the Affected Principal Amount, or the rate (expressed as a decimal), as determined by the Swing Line Lender, which the Swing Line Lender in good faith would have offered as a Negotiated Rate on or about the first day of the applicable remaining Interest Period with respect to an amount equal approximately to the Affected Principal Amount, as the case may be, in each case, with an Interest Period equal approximately to the applicable Remaining Interest Period, as determined by such Lender;

    "D" equals the number of days from and including the first day of the applicable Remaining Interest Period to but excluding the last day of such Remaining Interest Period;

and any other out-of-pocket loss or expense (including any internal processing charge customarily charged by such Lender) suffered by such Lender in connection with such Eurodollar Advance or Swing Line Loan bearing interest at a Negotiated Rate to the extent based on a Negotiated Rate, as the case may be, including, without limitation, in liquidating or employing deposits acquired to fund or maintain the funding of its Commitment Percentage of the Affected Principal Amount, or redeploying funds prepaid or repaid, in amounts that correspond to its Commitment Percentage of the Affected Principal Amount or, in the case of a Swing Line Loan bearing interest at a Negotiated Rate, the amount of such Swing Line Loan. Each determination by the Administrative Agent or a Lender pursuant to this Section shall be conclusive and binding on the Borrower absent manifest error.

 P. Option to Fund

  Each Lender has indicated that, if the Borrower requests a Eurodollar Advance or Swing Line Loan, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of such Eurodollar Advance or Swing Line Loan during the Interest Period in question; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid on such Eurodollar Advance or Swing Line Loan and for purposes of determining amounts owing under Sections 2.14, 2.15 and 2.18. Each Lender shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance or Swing Line Loan made by it in any manner it sees fit, but all such determinations shall be made as if such Lender had actually funded and maintained its funding of such Eurodollar Advance or Swing Line Loan during the applicable Interest Period through the purchase of deposits in an amount equal to such Eurodollar Advance or Swing Line Loan and having a maturity corresponding to such Interest Period. The obligations of the Borrower under Sections 2.11, 2.12, 2.13, 2.14, 2.15, 2.18 and 2.22 shall survive the termination of the Aggregate Revolving Credit Commitments, the payment of the Notes, the reimbursement obligations in respect of drawings under Letters of Credit and all other amounts payable under the Loan Documents.

 Q. Use of Proceeds

  The proceeds of the Loans shall be used (i) initially, to make a capital contribution to TRC to enable TRC to pay in full the Existing Indebtedness and cancel all commitments thereunder, and (ii) thereafter, for general corporate purposes of the Borrower and its Subsidiaries. Notwithstanding anything to the contrary contained in any Loan Document, the Borrower agrees that no part of the proceeds of any Loan will be used, directly or indirectly, for a purpose that violates any law, including, without limitation, the provisions of Regulations G, U or X of the Board of Governors of the Federal Reserve System, as amended.

 R. Capital Adequacy

  If (i) the enactment or promulgation of, or any change or phasing in of, any United States or foreign law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof after the date hereof or (ii) compliance with any directive or guideline from any central bank or United States or foreign Governmental Authority (whether having the force of law) promulgated or made after the date hereof, affects or would affect the amount of capital required to be maintained by a Lender (or any lending office of such Lender) or any corporation directly or indirectly owning or controlling such Lender, or imposes any restriction on or otherwise adversely affects such Lender (or any lending office of such Lender) or any corporation directly or indirectly owning or controlling such Lender, and such Lender shall have determined that such enactment, promulgation, change or compliance has the effect of reducing the rate of return on such Lender's capital or the asset value to such Lender of any Loan made by such Lender as a consequence, directly or indirectly, of its obligations to make and maintain the funding of its Loans and Letters of Credit at a level below that which such Lender could have achieved but for such enactment, promulgation, change or compliance (after taking into account such Lender's policies regarding capital adequacy) by an amount deemed by such Lender to be material, then, upon demand by such Lender, the Borrower shall promptly pay to such Lender such additional amount or amounts as shall be sufficient to compensate such Lender for such reduction in such rate of return or asset value. A certificate in reasonable detail as to such amounts submitted to the Borrower and the Administrative Agent setting forth the determination of such amount or amounts that will compensate such Lender for such reductions shall be presumed correct absent manifest error.

 S. Letter of Credit Sub-Facility

  (a) Subject to the terms and conditions of this Agreement, BNY agrees, in reliance on the agreement of the other Lenders set forth in Section 2.20, to issue standby letters of credit (the "Letters of Credit"; each, individually, a "Letter of Credit") during the Revolving Credit Commitment Period for the account of the Borrower. The Letter of Credit Exposure of all Lenders at any one time shall not exceed $50,000,000. Each Letter of Credit issued pursuant to this Section shall have a termination date that shall be not later than the earlier of one year from the date of issuance or 5 days prior to the Maturity Date. At the request of the Borrower, and upon 3 Business Days' prior written notice to the Administrative Agent, and provided that no Default or Event of Default shall then exist, each Letter of Credit termination date may be extended, from time to time, for a period not to exceed the earlier of (i) one year or (ii) the 5th day prior to the Maturity Date. No Letter of Credit shall be issued if the Administrative Agent, or any Lender by notice to the Administrative Agent no later than 1:00 P.M. one Business Day prior to the requested date of issuance of such Letter of Credit, shall have determined that the conditions set forth in Section 6 have not been satisfied.

  (b) Each Letter of Credit shall be issued for the account of the Borrower in support of an obligation of the Borrower or a Subsidiary of the Borrower in favor of a beneficiary who has requested the issuance of such Letter of Credit as a condition to a transaction entered into in connection with the Borrower's ordinary course of business. The Borrower shall give the Administrative Agent a Letter of Credit Request for the issuance of each Letter of Credit by 2:00 P.M., three Business Days prior to the requested date of issuance. Such Letter of Credit Request shall be accompanied by BNY's standard Application and Agreement for Standby Letter of Credit (each, a "Reimbursement Agreement") executed by an Authorized Signatory of the Borrower, and shall specify (i) the beneficiary of such Letter of Credit and the obligations of the Borrower or a Subsidiary of the Borrower in respect of which such Letter of Credit is to be issued, (ii) the Borrower's proposal as to the conditions under which a drawing may be made under such Letter of Credit and the documentation to be required in respect thereof, (iii) the maximum amount to be available under such Letter of Credit, and (iv) the requested date of issuance. Upon receipt of such Letter of Credit Request from the Borrower, the Administrative Agent shall promptly notify BNY and each other Lender thereof. BNY shall, on the proposed date of issuance and subject to the other terms and conditions of this Agreement, issue the requested Letter of Credit. Each Letter of Credit shall be in form and substance reasonably satisfactory to BNY, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as BNY shall reasonably require. Each Letter of Credit shall be used solely for the purposes described therein.

  (c) Each payment by BNY of a draft drawn under a Letter of Credit shall give rise to an obligation on the part of the Borrower to reimburse BNY immediately for the amount thereof.

 T. Letter of Credit Participation and Funding Commitments

  (a) Each Lender hereby unconditionally and irrevocably, severally for itself only and without any notice to or the taking of any action by such Lender, takes an undivided participating interest in the obligations of BNY under and in connection with each Letter of Credit in an amount equal to such Lender's Commitment Percentage of the amount of such Letter of Credit. Each Lender shall be liable to BNY for its Commitment Percentage of the unreimbursed amount of any draft drawn and honored under each Letter of Credit. Each Lender shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Borrower pursuant to
Section 2.21 that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by the Borrower with any of its obligations under the Loan Documents.

  (b) The Administrative Agent will promptly notify each Lender (which notice shall be promptly confirmed in writing) of the date and the amount of any draft presented under any Letter of Credit with respect to which full reimbursement of payment is not made by the Borrower as provided in Section 2.19(c), and forthwith upon receipt of such notice, such Lender (other than BNY) shall make available to the Administrative Agent for the account of BNY its Commitment Percentage of the amount of such unreimbursed draft at the office of the Administrative Agent specified in Section 11.2, in lawful money of the United States and in immediately available funds, before 4:00 P.M., on the day such notice was given by the Administrative Agent, if the relevant notice was given by the Administrative Agent at or prior to 1:00 P.M., on such day, or before 12:00 Noon, on the next Business Day, if the relevant notice was given by the Administrative Agent after 1:00 P.M., on such day. The Administrative Agent shall distribute the payments made by each Lender (other than BNY) pursuant to the immediately preceding sentence to BNY promptly upon receipt thereof in like funds as received. Each Lender shall indemnify and hold harmless the Administrative Agent and BNY from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from any failure on the part of such Lender to provide, or from any delay in providing, the Administrative Agent with such Lender's Commitment Percentage of the amount of any payment made by BNY under a Letter of Credit in accordance with this clause (b) above (except in respect of losses, liabilities or other obligations suffered by BNY resulting from the gross negligence or willful misconduct of BNY). If a Lender does not make available to the Administrative Agent when due such Lender's Commitment Percentage of any unreimbursed payment made by BNY under a Letter of Credit (other than payments made by BNY by reason of its gross negligence or willful misconduct), such Lender shall be required to pay interest to the Administrative Agent for the account of BNY on such Lender's Commitment Percentage of such payment at a rate of interest per annum equal to the Federal Funds Rate plus 1% from the date such Lender's payment is due until the date such payment is received by the Administrative Agent. The Administrative Agent shall distribute such interest payments to BNY upon receipt thereof in like funds as received.

  (c) Whenever the Administrative Agent is reimbursed by the Borrower, for the account of BNY, for any payment under a Letter of Credit and such payment relates to an amount previously paid by a Lender in respect of its Commitment Percentage of the amount of such payment under such Letter of Credit, the Administrative Agent will pay over such payment to such Lender (i) before 4:00 P.M. on the day such payment from the Borrower is received, if such payment is received at or prior to 1:00 P.M. on such day, or (ii) before 12:00 Noon on the next succeeding Business Day, if such payment from the Borrower is received after 1:00 P.M. on such day.

 U. Absolute Obligation with respect to Letter of Credit Payments

  The Borrower's obligation to reimburse the Administrative Agent for the account of BNY in respect of a Letter of Credit for each payment under or in respect of such Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower may have or have had against the beneficiary of such Letter of Credit, the Administrative Agent, BNY as issuer of such Letter of Credit, any Lender or any other Person, including, without limitation, any defense based on the failure of any drawing to conform to the terms of such Letter of Credit, any drawing document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit; provided, however, that the Borrower shall not be obligated to reimburse the Administrative Agent for the account of BNY as issuer of a Letter of Credit for any wrongful payment under such Letter of Credit made as a result of BNY's gross negligence or willful misconduct.

 V. Increased Costs Based on Letters of Credit

  Without limiting the provisions of Section 2.14, if any law or regulation adopted or enacted after the date hereof or any change after the date hereof in the interpretation or application thereof by any Governmental Authority charged with the administration thereof shall either (a) impose, modify or make applicable any reserve, special deposit, assessment or similar requirement against letters of credit issued or participated in by any Lender, or (b) impose on the Administrative Agent or such Lender any other condition regarding the Letters of Credit (except for imposition of, or changes in the rate of, Tax on the Overall Net Income of the Administrative Agent or such Lender) and the result of any event referred to in clause (a) or (b) above shall be to increase the cost to BNY (or any successor thereto as issuer of Letters of Credit) of issuing or maintaining the Letters of Credit or its obligations pursuant to Section 2.20, or the cost to the Administrative Agent of performing its functions hereunder with respect to the Letters of Credit, in any case by an amount that the Administrative Agent, BNY, or any Lender, as the case may be, deems material, then, upon demand by the Administrative Agent, BNY or such Lender, as the case may be, the Borrower shall immediately pay to the Administrative Agent, BNY or such Lender, as the case may be, from time to time as specified by the Administrative Agent, BNY or such Lender, additional amounts that shall be sufficient to compensate the Administrative Agent, BNY or such Lender, as the case may be, for such increased cost. A statement in reasonable detail as to such increased cost incurred by the Administrative Agent, BNY or such Lender, as the case may be, as a result of any event mentioned in clauses (a) or (b) above, submitted by the Administrative Agent, BNY or such Lender, as the case may be, to the Borrower shall be conclusive, absent manifest error, as to the amount thereof.

 W. Administrative Agent's Records

  The Administrative Agent's records regarding the amount of each Loan and Letter of Credit, each payment by the Borrower of principal and interest on the Loans and reimbursement obligations in respect of Letters of Credit and other information relating to the Loans shall be presumptively correct absent manifest error.

III. FEES; PAYMENTS

 A. Commitment Fee

  (a) The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, a fee (the "Commitment Fee") for each day during the period from and including the Effective Date to, but excluding, the Maturity Date, equal to (a) the excess of, for each day during the Revolving Credit Commitment Period, the Aggregate Revolving Credit Commitments on such day over the sum of the aggregate outstanding principal balance of the Revolving Credit Loans and the Letter of Credit Exposure of all Lenders on such day (excluding the outstanding principal balance of the Swing Line Loans, if any) multiplied by (b) the percentage set forth below for the applicable pricing level in effect on such day:

                                                                      COMMITMENT
                                                                         FEE
                            PRICING LEVEL                             PERCENTAGE
      When the Leverage Ratio is equal to or greater than 3.00:1.00.    0.375%
      When the Leverage Ratio is less than 3.00:1.00 but equal to or
       greater than 2.50:1.00.......................................    0.250%
      When the Leverage Ratio is less than 2.50:1.00 but equal to or
       greater than 2.00:1.00.......................................    0.250%
      When the Leverage Ratio is less than 2.00:1.00 but equal to or
       greater than 1.50:1.00.......................................    0.200%
      When the Leverage Ratio is less than 1.50:1.00 but equal to or
       greater than 1.00:1.00.......................................    0.175%
      When the Leverage Ratio is less than 1.00:1.00................    0.150%

  (b) Changes in the Commitment Fee resulting from a change in the Leverage Ratio, as evidenced by a Compliance Certificate delivered to the Administrative Agent pursuant to Section 7.1(c) evidencing such a change, shall become effective upon delivery of such Compliance Certificate. If the Borrower shall fail to deliver a Compliance Certificate in accordance with
Section 7.1(c) (each a "certificate delivery date"), for purposes of calculating the Commitment Fee, the Leverage Ratio from and including such certificate delivery date to the date of delivery by the Borrower to the Administrative Agent of such Compliance Certificate shall be conclusively presumed to be greater than 3.00:1.00.

  (c) The Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the first such day following the Effective Date, on any date the Aggregate Revolving Credit Commitments are reduced pursuant to Section 2.7(b), and on the Maturity Date. The Commitment Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

  (d) Notwithstanding the foregoing, until such time as the Compliance Certificate for the fiscal year ending December 31, 1996 shall have been delivered to the Administrative Agent, the Commitment Fee percentage shall be equal to 0.200%.

 B. Letter of Credit Fees

  (a) The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, a fee (the "Letter of Credit Fee") with respect to each Letter of Credit for the period from and including the date of issuance thereof to and including the expiration date thereof, at the LC Rate on the maximum amount available to be drawn (under any contingency) under such Letter of Credit on such day.

  (b) The Borrower further agrees to pay to BNY, for its own account, a fee (the "LC Fronting Fee") with respect to each Letter of Credit for each day during the period from and including the date of issuance thereof to and including the expiration date thereof, at a rate per annum equal to 0.075% on the maximum amount available to be drawn (under any contingency) under such Letter of Credit on such day.

  (c) The Letter of Credit Fee and the LC Fronting Fee shall be (i) calculated on the basis of a 360-day year for the actual number of days elapsed, (ii) payable quarterly in arrears on the last day of each March, June, September and December of each year and on the Maturity Date and (iii) nonrefundable. In addition to the Letter of Credit Fee and the LC Fronting Fee , the Borrower agrees to pay to BNY, for its own account, its standard fees and charges customarily charged to customers similar to the Borrower with respect to any Letter of Credit.

 C. Pro Rata Treatment and Application of Principal Payments

  Each payment, including each prepayment, of principal and interest on the Loans and of the Commitment Fee shall be made by the Borrower to the Administrative Agent at its office set forth in Section 11.2 in funds immediately available to the Administrative Agent at such office by 1:30 P.M. on the due date for such payment, and, promptly upon receipt thereof by the Administrative Agent, shall be remitted by the Administrative Agent, in like funds as received, (i) to the Lenders according to the Commitment Percentage of each Lender, in the case of the Commitment Fee, (ii) to the Lenders pro rata according to the aggregate outstanding principal balance of the Revolving Credit Loans, in the case of principal and interest due on the Revolving Credit Loans and (iii) to the Swing Line Lender in the case of principal and interest due on the Swing Line Loan. The failure of the Borrower to make any such payment by such time shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after 1:30 P.M. on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans. If any payment hereunder or under the Notes shall be due and payable on a day that is not a Business Day, the due date thereof (except as otherwise provided in the definition of Interest Period) shall be extended to the next Business Day and (except with respect to payments in respect of the Commitment Fee) interest shall be payable at the applicable rate specified herein during such extension. If any payment is made with respect to any Eurodollar Advance prior to the last day of the applicable Interest Period, the Borrower shall indemnify each Lender in accordance with Section 2.15.

IV. REPRESENTATIONS AND WARRANTIES

  In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Revolving Credit Loans, BNY to issue the Letters of Credit and the Lenders to participate therein, and the Swing Line Lender to make the Swing Line Loans and the Lenders to participate therein, the Borrower makes the following representations and warranties to the Administrative Agent and each Lender:

 A. Subsidiaries; Capitalization

  The Borrower has only the Subsidiaries permitted by this Agreement. Schedule
4.1 sets forth the Subsidiaries of the Borrower as of the Effective Date. The shares of each corporate Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned free and clear of any Liens. The interest of the Borrower in each non-corporate Subsidiary is owned free and clear of any Liens. The outstanding capital Stock of each corporate Subsidiary of the Borrower on the Effective Date and the ownership interest in each non-corporate Subsidiary are as set forth on Schedule 4.1. As of the Effective Date, the owner of each issue of capital Stock listed on Schedule 4.1 is the registered and beneficial owner thereof. No Subsidiary has issued any securities convertible into Stock (or other equity interest) of such Subsidiary and there are no outstanding options or warrants to purchase Stock of such Subsidiary of any class or kind, and there are no voting trusts or similar agreements with respect thereto or other agreements or understandings with respect thereto which would restrict or limit the sale, pledge, assignment or other disposition thereof, including, without limitation, any right of first refusal, option, redemption, call or other rights with respect thereto, whether similar or dissimilar to any of the foregoing, or which would dilute the interest of the Borrower therein.

 B. Existence and Power

  Each of the Borrower, its Subsidiaries and the Credit Parties is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted therein or the Property owned therein makes such qualification necessary, except in each case where such failure so to qualify could not reasonably be expected to have a Material Adverse Effect.

 CC. Authority

  Each of the Borrower, its Subsidiaries and the Credit Parties has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party, and the transactions contemplated thereby and, in the case of the Borrower, to make the borrowings contemplated hereby and by the Notes, to execute, deliver and carry out the terms of the Notes and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate or other applicable action and are in full compliance with its Certificate of Incorporation or By-Laws or its other organization documents.

 C. Binding Agreement

  The Loan Documents (other than the Notes) constitute, and the Notes, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of the Credit Parties in each case, to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except, with respect to the TRC Guaranty, as such enforcement may be limited by fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally.

 D. Litigation

  Except as set forth on Schedule 4.5, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower, any of its Subsidiaries or any Credit Party) pending or, to the knowledge of the Borrower, threatened against the Borrower, any of its Subsidiaries or any Credit Party or any of their respective Properties or rights, that (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect, (ii) expressly call into question the validity or enforceability of any of the Loan Documents, or
(iii) could reasonably be expected to result in the rescission, termination or cancellation of any material franchise, right, license, permit or similar authorization held by the Borrower or any of its Subsidiaries or any Credit Party.

 E. Required Consents

  Except for information filings required to be made in the ordinary course of business that are not a condition to the Borrower's performance under the Loan Documents, no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, or is required as a condition to the validity or enforceability of the Loan Documents.

 F. No Conflicting Agreements

  Neither the Borrower, any of its Subsidiaries nor any Credit Party is in default under any mortgage, indenture, contract or agreement to which it is a party, or by which it or any of its Property is bound, the effect of which default could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents and the transactions contemplated hereby and thereby, will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Borrower or any of its Subsidiaries or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement.

 G. Compliance with Applicable Laws

  Neither the Borrower, any of its Subsidiaries nor any Credit Party is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority the effect of which default could reasonably be expected to have a Material Adverse Effect. The Borrower, each of its Subsidiaries and each Credit Party is complying in all material respects with all statutes, regulations, rules and orders applicable to Borrower, such Subsidiary or such Credit Party of all Governmental Authorities, including, without limitation, Environmental Laws and ERISA, the violation of which could reasonably be expected to have a Material Adverse Effect, provided that this sentence shall not extend to matters relating to compliance with federal Medicaid and Medicare statutes or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations to the extent such matters are covered by Sections 4.20 and 4.21.

 H. Taxes

  Except as provided on Schedule 4.9, all tax returns required to be filed by or on behalf of the Borrower, its Subsidiaries and each Credit Party have been filed and payment, and adequate provision for the payment, has been made for all taxes shown to be due and payable on said returns or in any assessments made against the Borrower, its Subsidiaries or any Credit Party (other than those being contested as required under Section 7.4) that would be material to the Borrower or its Subsidiaries taken as a whole, and no tax liens (other than a Permitted Lien described in Section 8.2(i)) have been filed with respect to the Borrower, its Subsidiaries or any Credit Party. The charges, accruals and reserves on the books of the Borrower, each of its Subsidiaries and each Credit Party with respect to all federal, state, local and other taxes are, to the best knowledge of the Borrower, adequate for the payment of all such material taxes, and the Borrower knows of no unpaid assessment that is due and payable against it, any of its Subsidiaries or any Credit Party or any claims being asserted that could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested as required under
Section 7.4, and for which adequate reserves have been set aside in accordance with GAAP.

 I. Governmental Regulations

  Neither the Borrower, any of its Subsidiaries nor any Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act or the Investment Company Act of 1940, as amended, and neither the Borrower, any of its Subsidiaries nor any Credit Party is subject to any statute or regulation that prohibits or restricts the incurrence of Indebtedness under the Loan Documents, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

 KK. Federal Reserve Regulations; Use of Loan Proceeds

  Neither the Borrower, any of its Subsidiaries nor any Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose that violates any law, Rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock.

 J. Plans

  The only Pension Plans in effect as of the Effective Date (the "Existing Pension Plans") are listed on Schedule 4.12. Each Employee Benefit Plan of the Borrower, its Subsidiaries, the Credit Parties and the ERISA Affiliates is in compliance with ERISA and the Code, where applicable, in all material respects. As of the Effective Date (i) the amount of all Unfunded Pension Liabilities under the Pension Plans, excluding any plan that is a Multiemployer Plan, does not exceed $0, and (ii) the amount of the aggregate Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans does not exceed $100,000. Each of the Borrower, its Subsidiaries, the Credit Parties and the ERISA Affiliates has complied with the requirements of
Section 515 of ERISA with respect to each Pension Plan that is a Multiemployer Plan. As of the Effective Date, the aggregate potential annual withdrawal liability payments, as determined in accordance with Title IV of ERISA, of the Borrower, its Subsidiaries, the Credit Parties and the ERISA Affiliates with respect to all Pension Plans that are Multiemployer Plans is approximately $0. Each of the Borrower, its Subsidiaries, the Credit Parties and/or any ERISA Affiliate has, as of the Effective Date, made all material contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement with respect thereto. No material liability to the PBGC has been, or is expected by the Borrower, any of its Subsidiaries, any Credit Party or any ERISA Affiliate to be, incurred by the Borrower, such Subsidiary, such Credit Party or any ERISA Affiliate. Liability, as referred to in this Section includes any joint and several liability. Each Employee Benefit Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Code.

 K. Financial Statements

  The Borrower has heretofore delivered to the Administrative Agent and the Lenders copies of the audited consolidated balance sheet of the Borrower as of December 31, 1995 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended (with the related notes and schedules, the "Financial Statements"). The Financial Statements fairly present the consolidated financial condition and results of the operations of the Borrower and its Subsidiaries, as the case may be, as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP. As of the Effective Date, except as reflected in the Financial Statements or in the notes thereto, neither the Borrower nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) that, in accordance with GAAP, should have been shown on the Financial Statements and was not. Since the date of the Financial Statements there has been no Material Adverse Change.

 L. Property

  Each of the Borrower, its Subsidiaries and each Credit Party has good and marketable title to all of its Property, title to which is material to the Borrower and its Subsidiaries taken as a whole, subject to no Liens, except for Permitted Liens.

 M. Franchises, Intellectual Property, Etc.

  Each of the Borrower, its Subsidiaries and each Credit Party possesses or has the right to use all franchises, Intellectual Property, licenses and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others that would reasonably be expected to have a Material Adverse Effect. No event has occurred that permits or, to the best knowledge of the Borrower, after notice or the lapse of time or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any such franchise, Intellectual Property, license or other right which revocation or termination could reasonably be expected to have a Material Adverse Effect.

 N. Environmental Matters

  (a) The Borrower, each of its Subsidiaries and each Credit Party is in material compliance with the requirements of all applicable Environmental Laws.

  (b) No Hazardous Substances have been generated or manufactured on, transported to or from, treated at, stored at or discharged from any Real Property in material violation of any Environmental Laws; no Hazardous Substances have been discharged into subsurface waters under any Real Property in material violation of any Environmental Laws; no Hazardous Substances have been discharged from any Real Property on or into Property or waters (including subsurface waters) adjacent to any Real Property in material violation of any Environmental Laws; and there are not now, nor ever have been, on any Real Property any underground or above ground storage tanks in material violation of any Environmental Laws.

  (c) Neither the Borrower, nor any of its Subsidiaries or any Credit Party
(i) has received notice (written or oral) or otherwise learned of any claim, demand, suit, action, proceeding, event, condition, report, directive, Lien, violation, non-compliance or investigation indicating or concerning any potential or actual material liability (including, without limitation, potential material liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, Property damages, personal injuries or penalties) arising in connection with: (x) any non-compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower, any of its Subsidiaries or any Credit Party) or the release or threatened release of any Hazardous Substance into the environment,
(ii) has knowledge of any threatened or actual material liability in connection with the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower, any of its Subsidiaries or any Credit Party) or the release or threatened release of any Hazardous Substance into the environment, (iii) has received notice of any federal or state investigation evaluating whether any material remedial action is needed to respond to the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower, any of its Subsidiaries or any Credit Party) or a release or threatened release of any Hazardous Substance into the environment for which the Borrower, any of its Subsidiaries or any Credit Party is or may be liable, or (iv) has received notice that the Borrower, any of its Subsidiaries or any Credit Party is or may be liable for a material amount to any Person under any Environmental Law.

  (d) For purposes of subsections (a), (b) and (c) of this Section 4.16 "material" shall mean any liability or potential liability of the Borrower and its Subsidiaries on a consolidated basis for an aggregate amount in excess of $1,000,000.

 O. Labor Relations

   There are no material controversies pending between the Borrower, any of its Subsidiaries or any Credit Party and any of their respective employees, that could reasonably be expected to have a Material Adverse Effect.

 P. Burdensome Obligations

  Neither the Borrower, nor any of its Subsidiaries or any Credit Party is a party to or bound by any franchise, agreement, deed, lease or other instrument, or subject to any restriction that, in the opinion of the management of the Borrower, is so unusual or burdensome, in the context of its business, as in the foreseeable future might materially and adversely affect or impair the revenue or cash flow of the Borrower and its Subsidiaries taken as a whole, or the ability of the Borrower or its Subsidiaries taken as a whole to perform its, or their, obligations under the Loan Documents to which it is, or they are, a party. The Borrower does not presently anticipate that future expenditures by the Borrower, any of its Subsidiaries or any Credit Party needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to result in a Material Adverse Effect or Material Adverse Change.

 Q. Medicare Participation/Accreditation

  The facilities operated by the Borrower and its Subsidiaries (the "Facilities") are qualified for participation in the Medicare and Medicaid programs (together with their respective intermediaries or carriers, the "Government Reimbursement Programs") and are entitled to reimbursement under the Medicare program for services rendered to qualified Medicare beneficiaries, and comply in all material respects with the conditions of participation in all Government Reimbursement Programs. There is no pending or, to Borrower's knowledge, threatened proceeding or investigation by any of the Government Reimbursement Programs, or for reimbursement of amounts due or to become due to the facilities from the Government Reimbursement Programs.

 R. Fraud and Abuse

  Neither the Borrower nor any of its Subsidiaries, nor any of their respective officers or directors has on behalf of the Borrower or any of its Subsidiaries, knowingly or wilfully violated the federal Medicare and Medicaid statutes, 42 U.S.C. (S)1320a-7b, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently;
(iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third-party payers, or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third-party payers. With respect to this Section, knowledge of an individual director or officer of the Borrower or a Subsidiary of any of the events described in this Section shall not be imputed to the Borrower or such Subsidiary unless such knowledge was obtained or learned by the director or officer in his or her official capacity as a director or officer of the Borrower or such Subsidiary.

 S. No Misrepresentation

  The information provided by the Borrower, any of its Subsidiaries or any Credit Party in connection with the transactions contemplated hereby, taken as a whole does not contain a misstatement of material fact, or, to the best knowledge of the Borrower, omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made. All financial projections, if any, delivered by the Borrower to the Administrative Agent and the Lenders were based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made.

V. CONDITIONS TO EFFECTIVENESS OF AGREEMENT AND FIRST LOANS

  The effectiveness of this Agreement and the obligation of each Lender to make its first Revolving Credit Loan on the first Borrowing Date shall be subject to the fulfillment of the conditions precedent set forth in Section 6 and the following conditions precedent:

 A. Evidence of Action

  (a) The Borrower. The Administrative Agent shall have received a certificate, dated the first Borrowing Date, of the Secretary or Assistant Secretary of the Borrower (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Administrative Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its Certificate of Incorporation and By-Laws, (iii) setting forth the incumbency of its officer or officers who may sign such Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing of the Secretary of State of the States of Delaware and California.

  (b) The Guarantor. The Administrative Agent shall have received a certificate, dated the first Borrowing Date, of the Secretary or Assistant Secretary of the Guarantor (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Administrative Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its Articles of Incorporation and By-Laws, (iii) setting forth the incumbency of its officer or officers who may sign such Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing of the Secretary of State of the States of California, Florida and Minnesota.

 B. This Agreement

  The Administrative Agent shall have received counterparts of this Agreement signed by each of the parties hereto (or receipt by the Administrative Agent from a party hereto of a fax signature page signed by such party which shall have agreed to promptly provide the Administrative Agent with originally executed counterparts hereof).

 C. Notes

  The Administrative Agent shall have received the Revolving Credit Notes and the Swing Line Note, duly executed by an Authorized Signatory of the Borrower.

 D. TRC Guaranty

  The Administrative Agent shall have received the TRC Guaranty, duly executed by an Authorized Signatory of TRC.

 E. Litigation

  There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for herein and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending or, to the knowledge of the Borrower, threatened, seeking to prevent or delay the transactions contemplated by the Loan Documents or challenging any other terms and provisions thereof or seeking any damages in connection therewith, and the Administrative Agent shall have received a certificate of an Authorized Signatory of the Borrower to the foregoing effects.

 F. Existing Indebtedness

  Prior to or simultaneously with the making of the first Loans, the Existing Indebtedness shall have been repaid in full and all commitments thereunder cancelled pursuant to Section 2.17.

 G. Opinion of Counsel to the Borrower and the Guarantor

  The Administrative Agent shall have received opinions of counsel to the Borrower and the Guarantor, addressed to the Administrative Agent, the Arrangers, the Documentation Agent, the Lenders, and Special Counsel, and dated the first Borrowing Date, substantially in the form of Exhibit F. It is understood that such opinions are being delivered to the Administrative Agent, the Arrangers, the Documentation Agent and the Lenders upon the direction of the Borrower and the Guarantor and that the Administrative Agent, the Arrangers, the Documentation Agent and the Lenders may and will rely upon such opinions.

 G. Opinion of Special Counsel

  The Administrative Agent shall have received an opinion of Special Counsel, addressed to the Administrative Agent, the Arrangers, the Documentation Agent and the Lenders and dated the first Borrowing Date substantially in the form of Exhibit G.

 H. Fees

  All fees payable to the Administrative Agent, the Arrangers, the Documentation Agent and the Lenders on or before the first Borrowing date shall have been paid.

 I. Fees and Expenses of Special Counsel

  The fees and expenses of Special Counsel in connection with the preparation, negotiation and closing of the Loan Documents shall have been paid.

VI. CONDITIONS OF LENDING--ALL LOANS AND LETTERS OF CREDIT

  The obligation of each Lender to make any Revolving Credit Loan, the Swing Line Lender to make a Swing Line Loan or BNY to issue any Letter of Credit on a Borrowing Date and each Lender to participate therein is subject to the satisfaction of the following conditions precedent as of the date of such Loan or the issuance of such Letter of Credit, as the case may be:

 A. Compliance

  On each Borrowing Date and after giving effect to the Loans to be made or the Letters of Credit to be issued thereon, (a) each Credit Party shall be in compliance with all of the terms, covenants and conditions thereof, (b) there shall exist no Default or Event of Default, (c) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, (d) the aggregate outstanding principal balance of the Loans and the Letter of Credit Exposure of all Lenders will not exceed the Aggregate Revolving Credit Commitments and (e) the aggregate outstanding principal balance of the Swing Line Loans will not exceed the Swing Line Commitment. Each borrowing by the Borrower and each request by the Borrower for the issuance of a Letter of Credit shall constitute a certification by the Borrower as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

 B. Loan Closings

  All documents required by the provisions of the Loan Documents to be executed or delivered to the Administrative Agent on or before the applicable Borrowing Date shall have been executed and shall have been delivered at the office of the Administrative Agent set forth in Section 11.2 on or before such Borrowing Date.

 C. Borrowing Request

  With respect to the making of each Loan, the Administrative Agent shall have received a Borrowing Request duly executed by an Authorized Signatory of the Borrower.

 D. Letter of Credit Request

  With respect to the issuance of each Letter of Credit, the Administrative Agent shall have received a Letter of Credit Request and a Reimbursement Agreement, in each case duly executed by an Authorized Signatory of the Borrower.

 E. Documentation and Proceedings

  All corporate or other organizational and legal proceedings and all documents and papers in connection with the transactions contemplated by the Loan Documents shall be satisfactory in form and substance to the Administrative Agent and the Administrative Agent shall have received all information and copies of all documents that the Administrative Agent or the Required Lenders may reasonably have requested in connection therewith, such documents (where appropriate) to be certified by an Authorized Signatory of the Borrower or proper Governmental Authorities.

 F. Required Acts and Conditions

  All acts, conditions and things (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any filings, recordings or registrations) required to be done, performed and to have happened on or prior to such Borrowing Date and that are necessary for the continued effectiveness of the Loan Documents, shall have been done and performed and shall have happened in due compliance with all applicable laws.

 G. Approval of Special Counsel

  All legal matters in connection with the making of each Loan shall be reasonably satisfactory to Special Counsel.

 H. Supplemental Opinions

  If requested by the Administrative Agent with respect to the applicable Borrowing Date, there shall have been delivered to the Administrative Agent favorable supplementary opinions of counsel to the Borrower or the Guarantor, addressed to the Administrative Agent, the Arrangers, the Documentation Agent, the Lenders and Special Counsel and dated such Borrowing Date, covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

 I. Other Documents

  The Administrative Agent shall have received such other documents as the Administrative Agent or the Lenders shall reasonably request.

VII. AFFIRMATIVE COVENANTS

  The Borrower agrees that, so long as this Agreement is in effect, any Loan or reimbursement obligations (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or the Administrative Agent, the Borrower shall:

 A. Financial Statements

  Maintain a standard system of accounting in accordance with sound business practices sufficient to permit preparation of financial statements in conformity with GAAP, and furnish or cause to be furnished to the Administrative Agent and each Lender:

    (a) As soon as available, but in any event within 90 days after the end of each fiscal year, (i) a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, together with the related consolidated statements of income, retained earnings and cash flows as of and through the end of such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year, and (ii) a copy of the letter (such letter to conform to the then existing AICPA reporting guidelines) of the Accountants addressed to the board of directors of the Borrower to the effect that, in connection with the procedures performed in obtaining a basis for certification of the audited consolidated financial statements of the Borrower, the Accountants obtained no knowledge, in the course of performing their audit, that would indicate that the Borrower was in violation of any financial covenant contained in this Agreement or of the existence of any Default by the Borrower under this Agreement. The consolidated balance sheet and consolidated statements of income, retained earnings and cash flows shall be audited and certified without qualification by the Accountants, which certification shall (i) state that the examination by such Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (ii) include the opinion of such Accountants that such consolidated financial statements have been prepared in accordance with GAAP in a manner consistent with prior fiscal periods, except as otherwise specified in such opinion.

    (b) As soon as available, but in any event within 45 days after the end of each fiscal quarter, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of each such quarterly period, together with the related consolidated statements of income, retained earnings and cash flows for such period and for the elapsed portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding periods of the preceding fiscal year, certified by the chief financial officer of the Borrower (or such other officer acceptable to the Administrative Agent), as being complete and correct in all material respects and as presenting fairly the consolidated financial condition and the consolidated results of operations of the Borrower and its Subsidiaries.

    (c) Within 45 days after the end of each of the first three fiscal quarters and within 90 days after the end of the last fiscal quarter, a Compliance Certificate, certified by the chief financial officer of the Borrower (or such other officer as shall be acceptable to the Administrative Agent) to the effect that (i) the Borrower is in compliance with Sections 7.11 through 7.14, (ii) no Default or Event of Default exists as of such date, and (iii) all representations and warranties contained in the Loan Documents are true and correct as of such date.

    (d) Such other information as the Administrative Agent, the Documentation Agent or any Lender may reasonably request from time to time.

 B. Certificates; Other Information

  Furnish to the Administrative Agent and each Lender:

    (a) Prompt written notice if: (i) any Indebtedness of the Borrower or any of its Subsidiaries in excess of $500,000 on an aggregate consolidated basis is declared or shall become due and payable prior to its stated maturity, or is called and not paid when due, (ii) a default shall have occurred under any note (other than the Notes) or the holder of any such note, or other evidence of Indebtedness, certificate or security evidencing any such Indebtedness or any obligee with respect to any other Indebtedness of the Borrower or any of its Subsidiaries in excess of $500,000 on an aggregate consolidated basis has the right to declare any such Indebtedness due and payable prior to its stated maturity, or (iii) there shall occur and be continuing a Default or an Event of Default;

    (b) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other document naming the Borrower or any of its Subsidiaries a party to any proceeding before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect or that expressly calls into question the validity or enforceability of any of the Loan Documents, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document, (ii) any lapse or other termination of any material Intellectual Property, license, permit, franchise or other authorization issued to the Borrower or any of its Subsidiaries by any Person or Governmental Authority, or (iii) any refusal by any Person or Governmental Authority to renew or extend any such material Intellectual Property, license, permit, franchise or other authorization, which lapse, termination, refusal or dispute could reasonably be expected to have a Material Adverse Effect;

    (c) Promptly upon becoming available, copies of all (i) regular, periodic or special reports, schedules and other material that the Borrower or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC, or any other Governmental Authority succeeding to the functions thereof and (ii) material news releases and annual reports relating to the Borrower or any of its Subsidiaries;

    (d) Prompt written notice in the event that the Borrower, any of its Subsidiaries or any ERISA Affiliate knows, or has reason to know, that (i) any Termination Event with respect to a Pension Plan has occurred or will occur, (ii) any condition exists with respect to a Pension Plan that presents a material risk of termination of the Pension Plan, imposition of an excise tax, requirement to provide security to the Pension Plan or other liability on the Borrower, any of its Subsidiaries or any ERISA Affiliate,
  (iii) the Borrower, any of its Subsidiaries or any ERISA Affiliate has applied for a waiver of the minimum funding standard under Section 412 of the Code with respect to a Pension Plan, (iv) the aggregate amount of the Unfunded Pension Liabilities under all Pension Plans is in excess of $250,000, (v) the aggregate amount of Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans is in excess of $250,000, (vi) the Borrower, any of its Subsidiaries or any ERISA Affiliate has engaged in a Prohibited Transaction with respect to an Employee Benefit Plan in which the aggregate "amount involved" (as defined in Section 4975(f) of the Code) is in excess of $250,000, (vii) the imposition of any tax in excess of $250,000 in the aggregate on the Borrower, its Subsidiaries and ERISA Affiliates under Section 4980B(a) of the Code or
  (viii) the assessment of a civil penalty under Section 502(c) of ERISA in excess of $250,000 in the aggregate on the Borrower, its Subsidiaries and ERISA Affiliates, together with a certificate of the president or chief financial officer of the Borrower (or such other officer as shall be acceptable to the Administrative Agent) setting forth the details of such event and the action that the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto, together with a copy of all notices and filings with respect thereto.

    (e) Prompt written notice in the event that Borrower, any of its Subsidiaries or any ERISA Affiliate shall receive a demand letter from the PBGC notifying the Borrower, such Subsidiary or such ERISA Affiliate of any final decision finding liability in an aggregate amount in excess of $250,000 and the date by which such liability must be paid, together with a copy of such letter and a certificate of the president or chief financial officer of the Borrower (or such other officer as shall be acceptable to the Administrative Agent) setting forth the action that the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

    (f) Promptly upon the same becoming available, and in any event by the date such amendment is adopted, a copy of any Pension Plan amendment that the Borrower, any of its Subsidiaries or any ERISA Affiliate proposes to adopt that would require the posting of security under Section 401(a)(29) of the Code, together with a certificate of the president or chief financial officer of the Borrower (or such other officer as shall be acceptable to the Administrative Agent) setting forth the reasons for the adoption of such amendment and the action that the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

    (g) As soon as possible and in any event by the tenth Business Day after any required installment or other payment under Section 412 of the Code owed to a Pension Plan shall have become due and owing and remain unpaid a copy of the notice of failure to make required contributions provided to the PBGC by the Borrower, any of its Subsidiaries or any ERISA Affiliate under Section 412(n) of the Code, together with a certificate of the president or chief financial officer of the Borrower (or such other officer as shall be acceptable to the Administrative Agent) setting forth the action that the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

    (h) Prompt written notice of any order, notice, claim or proceeding received by, or brought against, the Borrower or any of its Subsidiaries, or with respect to any of the Real Property, under any Environmental Law that could have a Material Adverse Effect.

    (i) Prompt written notice of any loss, forfeiture, non-renewal or termination, or the commencement of any action or proceeding or the issuance of any notice to effect any of the foregoing, with respect to any license, agreement or authorization that could reasonably be expected to have a Material Adverse Effect.

 C. Legal Existence

  Maintain, and cause each of its Subsidiaries so to maintain, its corporate or partnership existence, as the case may be, in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which it is required to do so, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

 D. Taxes

  Pay and discharge when due, and cause each of its Subsidiaries so to do, all Taxes, assessments and governmental charges, license fees and levies upon, or with respect to the Borrower or such Subsidiary and all Taxes upon the income, profits and Property of the Borrower and its Subsidiaries, that, if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on the Property of the Borrower or such Subsidiary (other than a Lien described in Section 8.2(i)), unless and to the extent only that such Taxes, assessments, charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary provided that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

 E. Insurance

  Maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound insurance carriers on such of its Property, against at least such risks, and in at least such amounts, as are usually insured against by similar businesses, including, without limitation, public liability (bodily injury and property damage), fidelity, and workers' compensation, and file with the Administrative Agent within ten Business Days after request therefor a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby, together with a certificate of the chief financial officer of the Borrower (or such other officer as shall be acceptable to the Administrative Agent) certifying that in the opinion of such officer such insurance is adequate in nature and amount, complies with the obligations of the Borrower under this Section, and is in full force and effect.

 O. Payment of Indebtedness and Performance of Obligations

  Pay and discharge when due, and cause each of its Subsidiaries to pay and discharge, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise that, if unpaid, could reasonably be expected to (i) have a Material Adverse Effect or (ii) become a Lien upon Property of the Borrower or any of its Subsidiaries in excess of $500,000 on an aggregate consolidated basis for the Borrower and its Subsidiaries, other than a Permitted Lien, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Borrower shall give the Administrative Agent prompt notice of any such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

 F. Condition of Property

  At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of its Subsidiaries so to do, all Property necessary to the operation of the Borrower's or such Subsidiary's business.

 G. Observance of Legal Requirements

  Observe and comply in all respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, that now or at any time hereafter may be applicable to it, including, without limitation, ERISA and all Environmental Laws, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

 H. Inspection of Property; Books and Records; Discussions

  Keep proper books of record and account in which full, true and correct entries sufficient to permit preparation of financial statements in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities and permit representatives of the Administrative Agent, the Documentation Agent and any Lender to visit its offices, to inspect any of its Property and examine and make copies or abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, prospects, licenses, Property and financial condition of the Borrower and its Subsidiaries with the officers thereof and the Accountants (provided that the Borrower is given reasonable notice and an opportunity to attend or participate in any such discussion).

 I. Licenses, Intellectual Property

  Maintain, and cause each of its Subsidiaries to maintain, in full force and effect, all licenses, franchises, Intellectual Property, permits, licenses, authorizations and other rights as are necessary for the conduct of its business, the failure to maintain which could reasonably be expected to have a Material Adverse Effect.

 J. Interest Coverage Ratio

  Maintain at all times an Interest Coverage Ratio of not less than 2.25:1.00.

 K. Minimum Net Worth

  Maintain at all times a Consolidated net worth of not less than $190,000,000 plus the sum of 85% of Consolidated net income (excluding net losses) and 85% of the net cash proceeds received by the Borrower from its issuance of Stock, in each case determined on a cumulative basis for the period commencing July 1, 1996. For purposes of this Section 7.12, the calculation of net worth and net income shall not include charges resulting from the repayment and termination of the Existing Indebtedness and the purchase by the Borrower on and after July 1, 1996 of any of its Senior Subordinated Notes.

 L. Minimum Consolidated EBITDA Ratio

  Maintain at all times a ratio of (i) Consolidated EBITDA plus management fees paid to the Borrower or TRC by non-wholly owned Subsidiaries of the Borrower to the extent not reflected in Consolidated EBITDA to (ii) Consolidated Pre-Minority EBITDA plus management fees paid to the Borrower or TRC by non-wholly owned Subsidiaries of the Borrower to the extent not reflected in Consolidated Pre-Minority EBITDA, in each case for the immediately preceding four fiscal quarters (or, in the event that the date of determination is a fiscal quarter ending date, the four fiscal quarter period then ended) of not less than 0.70:1.00.

 M. Leverage Ratio

  Maintain at all times a Leverage Ratio not greater than 3.50:1.00.

VIII. NEGATIVE COVENANTS

  The Borrower agrees that, so long as this Agreement is in effect, any Loan or reimbursement obligations (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or the Administrative Agent, the Borrower shall not, directly or indirectly:

 A. Indebtedness

  Create, incur, assume or suffer to exist any liability for Indebtedness, or permit any of its Subsidiaries so to do, except (i) Indebtedness due under the Loan Documents, (ii) Indebtedness of the Borrower or any of its Subsidiaries existing on the date hereof as set forth on Schedule 8.1, as the same may be refinanced from time to time, containing repayment terms and conditions no less favorable to the Borrower or such Subsidiary than the Indebtedness being refinanced, (iii) purchase money Indebtedness and Capital Lease Obligations of the Borrower or its Subsidiaries, as the case may be, incurred after the Effective Date in connection with the purchase or lease of Property (including Permitted Acquisitions), in an aggregate outstanding principal amount not to exceed $10,000,000 at any one time, in the case of the Borrower, and $15,000,000 at any one time, in the case of TRC and its Subsidiaries taken as a whole, as the same may be refinanced from time to time, containing repayment terms and conditions no less favorable to the Borrower or its Subsidiaries, as the case may be, than the Indebtedness being refinanced, (iv) other Contingent Obligations of the Borrower or TRC in an aggregate amount not exceeding $5,000,000 at any one time, (v) other Contingent Obligations of the Borrower, TRC and their Subsidiaries for the benefit of one or more of the Borrower, TRC or their Subsidiaries in an aggregate outstanding amount not exceeding $6,000,000, (vi) unsecured Indebtedness of the Subsidiaries of the Borrower provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed $7,500,000 at any one time, (vii) Indebtedness of the Borrower (excluding Indebtedness incurred under clause (iii)) incurred in connection with a Permitted Acquisition, provided that the aggregate outstanding principal amount of such Indebtedness shall not exceed $10,000,000 at any one time , (viii) Indebtedness under Interest Rate Protection Agreements of the Borrower, (ix) unsecured Indebtedness of the Borrower in an aggregate outstanding principal amount not to exceed $15,000,000 at any one time, provided that immediately before and after giving effect to the incurrence thereof no Default or Event of Default shall exist, (x) unsecured Indebtedness of the Borrower to one or more investors under an indenture subject to the Trust Indenture Act of 1939, as amended, provided that
(A) immediately before and after giving effect to the incurrence thereof no Default or Event of Default shall exist, (B) such Indebtedness shall require no payment or prepayment prior to one year after the Maturity Date and (C) the terms, conditions and covenants of such Indebtedness shall be less restrictive as to the Borrower and its Subsidiaries than the terms covenants and conditions of this Agreement and the terms, covenants and conditions of such Indebtedness shall be reasonably satisfactory to the Required Lenders, and
(xi) Indebtedness permitted under Section 8.5(e).

 B. Liens

  Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any of its Subsidiaries so to do, or enter into any agreement, other than this Agreement and secured purchase money Indebtedness and Capital Lease Obligations permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the Property acquired or leased thereby), or permit any Subsidiary so to do, which prohibits or limits the ability of the Borrower or such Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except
(i) Liens for Taxes, assessments or similar charges incurred in the ordinary course of business that are not delinquent or that are being contested in accordance with Section 7.4, provided that enforcement of such Liens is stayed pending such contest, (ii) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA),
(iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar restrictions affecting real Property that do not adversely affect the value of such real Property or the financial condition of the Borrower or such Subsidiary or impair its use for the operation of the business of the Borrower or such Subsidiary, (v) Liens arising by operation of law such as mechanics', materialmen's, carriers', warehousemen's liens incurred in the ordinary course of business that are not delinquent or that are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest, (vi) Liens arising out of judgments or decrees that are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest, (vii) purchase money Liens and Liens arising out of Capitalized Lease Obligations on Property of the Borrower or any of its Subsidiaries acquired after the date hereof to secure Indebtedness (and replacement Liens on such Property to secure refinancings of such Indebtedness in accordance with Section 8.1(iii)) of the Borrower or its Subsidiaries permitted by Section 8.1(iii), incurred in connection with the acquisition or lease of such Property, provided that each such Lien is limited to such Property so acquired or leased, (viii) Liens on Property of the Borrower and its Subsidiaries existing on the Effective Date as set forth on Schedule 8.2, (ix) Liens to secure Indebtedness permitted by
Section 8.1(vii) provided that such Liens shall be limited to Liens on the Property acquired in connection with such Permitted Acquisition and (x) Liens that are otherwise permitted by Section 7.6.

 C. Merger, Consolidation and Certain Dispositions of Property

  Consolidate with, be acquired by, or merge into or with any Person, or sell, lease or otherwise dispose of all or substantially all of its Property, or permit any of its Subsidiaries so to do, except (i) as permitted by Section
8.7 and (ii) any wholly owned Subsidiary of the Borrower (other than TRC) may merge into the Borrower, TRC or another wholly owned Subsidiary of the Borrower provided that (a) no Event of Default shall exist immediately before or after giving effect thereto, (b) the representations and warranties contained herein shall be true and correct immediately before and after giving effect hereto, (c) the Borrower, TRC or such wholly owned Subsidiary is the survivor of such merger, (d) the Borrower is the survivor in the case of any such merger involving the Borrower and TRC is the survivor in the case of any such merger involving TRC, and (e) the Borrower shall have delivered a certificate to the Administrative Agent on the day of the merger as to its compliance with each of the requirements set forth in clauses (a) through (d) above.

 D. Restricted Payments

  Declare or pay any Restricted Payments payable in cash or otherwise or apply any of its Property thereto or set apart any sum therefor, or permit any of its Subsidiaries so to do, except that: (i) a wholly owned Subsidiary of the Borrower may declare and pay Restricted Payments to the Borrower, (ii) provided that no Default or Event of Default exists immediately before or after giving effect thereto, a non-wholly owned Subsidiary of the Borrower may declare and pay Restricted Payments in cash provided that such Restricted Payments are ratable in accordance with the respective equity ownership interests in such Subsidiary, (iii) each Subsidiary may pay Restricted Payments in the form of tax sharing payments to the Borrower, and (iv) provided that no Default or Event of Default exists immediately before and after giving effect thereto, the Borrower may repurchase its capital Stock owned by management or employees and physicians under contract with the Borrower or its Subsidiaries, such payments under this clause not to exceed $2,500,000 in the aggregate (net of cash received by the Borrower from management or employees and physicians under contract with the Borrower or its Subsidiaries in exchange for capital Stock of the Borrower) in any twelve month period.

 E. Investments, Loans, Etc.

  At any time, purchase or otherwise acquire, hold or invest in the Stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution, time deposit or otherwise, in or with any Person, including, without limitation, an Acquisition or permit any of its Subsidiaries so to do, (all of which are sometimes referred to herein as "Investments") except:

    (a) Investments in short-term domestic and eurodollar time deposits with any Lender, or any other commercial bank, trust company or national banking association incorporated under the laws of the United

  States or any State thereof and having combined capital, surplus and undivided profits exceeding $500,000,000;

    (b) Investments in short-term direct obligations of the United States or agencies thereof whose obligations are guaranteed by the United States and in commercial paper carrying one of the two highest ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or Moody's Investors Services, Inc.;

    (c) Investments (i) existing on the date hereof as set forth on Schedule 8.5, and (ii) acquired after the Effective Date and approved by the Board of Directors of the Borrower and reasonably acceptable to the Administrative Agent, the Documentation Agent and the Required Lenders;

    (d) normal business banking accounts and short-term certificates of deposit and time deposits in, or issued by, federally insured institutions in amounts not exceeding the limits of such insurance;

    (e) Investments of the Borrower in the form of demand loans to Subsidiaries of the Borrower for the working capital and capital expenditure purposes of such Subsidiary, provided that (i) the aggregate outstanding principal amount of such demand loans to its non-wholly owned Subsidiaries shall not exceed $5,000,000 at any one time and (ii) the aggregate outstanding principal amount of such demand loans to its wholly owned Subsidiaries shall not exceed $10,000,000 at any one time;

    (f) Investments by the Borrower in short-term cash management investments permitted under subsections (a), (b) and (d) above or constituting other high quality, short-term investments offered by the Administrative Agent as part of its normal cash management services;

    (g) Investments by the Borrower in ESRD-Related Businesses in an aggregate amount not exceeding $7,500,000 at any one time, provided that immediately before and after giving effect thereto no Event of Default shall exist;

    (h) Acquisitions by TRC or any wholly owned Subsidiary of TRC, provided that (a) no Event of Default shall exist immediately before or after giving effect to such Acquisition, (b) each such Acquisition was initially approved by the board of directors (or other Person performing similar functions) of each of the parties thereto, and (c) the following conditions shall have been satisfied:

      (A) in the case of stock Acquisitions, the Person whose stock is to be acquired shall not be a publicly held Person,

      (B) upon the consummation of each stock Acquisition, at least 50% of the Stock or other equity interest of the Person so acquired shall be owned by TRC or its Subsidiaries,

      (C) in the case of Acquisitions of Stock or Property of a Person that is not organized under the laws of, or whose Property is not located in, a jurisdiction within the United States, the total consideration to be paid in connection with all such acquisitions made after the Effective Date shall not exceed $40,000,000 in the aggregate,

      (D) within fifteen Business Days after the consummation of any Acquisition in respect of which the total consideration therefor exceeds $30,000,000, the Administrative Agent and the Lenders shall have received (x) a sources and uses analysis, an equity interest breakdown and a copy of the historical and pro-forma EBITDA analysis as provided to the Board of Directors of the Borrower, all of which shall be reasonably satisfactory to the Administrative Agent, the Documentation Agent and the Required Lenders, and (y) a certificate signed by the chief financial officer of the Borrower (or such other officer as shall be acceptable to the Administrative Agent) to the effect that, immediately before and after giving effect to such Acquisition, no Event of Default shall exist and setting forth calculations on a pro-forma basis showing compliance with Sections 7.11 through 7.14,

      (E) if the Borrower plans to finance the Acquisition with proceeds of Loans, prior to the making of such Loans, the Administrative Agent and the Lenders shall have received a Borrowing Request, duly executed by an Authorized Signatory of the Borrower, containing calculations, on a pro-forma basis, that set forth the Leverage Ratio and demonstrate compliance with Section 7.14, in each case after giving effect to such Loans,

      (F) in the event the total consideration to be paid in connection with any one Acquisition shall exceed $50,000,000, the Required Lenders shall have consented thereto,

      (G) in the case of stock Acquisitions, TRC shall have full control over all bank accounts of the Person so acquired, and

      (H) the Administrative Agent shall have received such other information or documents as the Administrative Agent shall have reasonably requested;

    (i) Investments by the Borrower or the Guarantor in 50% or less of the voting Stock or other equity interest in another Person (the "Minority Investment"), provided that (i) the Borrower or the Guarantor owns at least 20% of the issued and outstanding Stock or other equity interest in such Person, (ii) the aggregate outstanding amount of Minority Investments made by the Borrower and the Guarantoron and after the Effective Date shall not exceed $40,000,000 at any one time, (iii) the Borrower or the Guarantor shall have full control over all bank accounts of such Person if the Borrower or the Guarantor is the largest holder of voting Stock or other equity interests in such Person, (iv) the Borrower or the Guarantor shall control or act as the managing general partner of such Person if such Person is a partnership and if the Borrower or the Guarantor is the largest holder of equity interests in such Person, and (v) immediately before and after giving effect thereto, no Event of Default shall exist; and

    (j) Investments in notes permitted by Section 8.7(iii).

 E. Business Change

  Materially change the nature of the business of the Borrower and its Subsidiaries as conducted on the Effective Date.

 F. Sale of Property

  Sell, exchange, lease, transfer or otherwise dispose of any Property, or permit any of its Subsidiaries so to do, except, provided immediately before and after giving effect thereto, no Event of Default shall exist, (a) sales or dispositions of Property in the ordinary course of business (which shall not include the sale or disposition of any Subsidiary, any ESRD-Related Business or any interest therein), (b) inventory sold in the ordinary course of business, (c) as permitted by Section 8.5 and (d) sales of other Property by the Borrower or any of its Subsidiaries as to which the following conditions have been satisfied:

    (i) the Administrative Agent and all of the Lenders shall have consented thereto if the sale consideration shall exceed $5,000,000 with respect to any single sale or $15,000,000 in the aggregate for all such sales made pursuant to this Section 8.7(d),

    (ii) no Event of Default shall exist immediately before or after giving effect thereto,

    (iii) the consideration received or to be received therefor by the Borrower or any of its Subsidiaries shall be payable (x) at least 85% in cash on or before the closing thereof, and (y) not greater than 15% in senior notes, provided that each such note shall be due and payable within three years and the aggregate outstanding amount of all such notes under this subsection shall not exceed $5,000,000 at any one time, and shall not be less than the fair market value thereof as reasonably determined by the Board of Directors of the Borrower, and

    (iv) within fifteen Business Days after each such sale, the Administrative Agent and the Lenders shall have received a certificate with respect thereto signed by an Authorized Signatory of the Borrower identifying the Property sold and stating (x) that immediately before and after giving effect thereto, no Event of Default existed, (y) that the consideration received or to be received by the Borrower or such Subsidiary for such Property has been determined by the Board of Directors thereof to be not less than the fair market value of such Property and (z) the total consideration to be paid in respect of such sale.

 H. Subsidiaries

  Create or acquire any other Subsidiary, or permit any of its Subsidiaries so to do, unless the provisions of Section 8.11 are satisfied.

 G. Certificate of Incorporation and By-laws

  Amend or otherwise modify its Articles of Incorporation or By-Laws in any way that would adversely affect the interests of the Administrative Agent and the Lenders under any of the Loan Documents, or permit any of its Subsidiaries so to do.

 H. ERISA

  Permit any Pension Plan to have a Funded Current Liability Percentage of less than 60 percent.

 I. Acquisition or Issuance of Additional Capital Stock

  Create or acquire the Stock or other equity or ownership in, or Property of, any Person that shall thereupon become a Subsidiary (each, a "New
Subsidiary"), or issue any additional Stock or other equity or ownership interest, or permit any Subsidiary so to do, except as follows:

    (a) in connection with a Permitted Acquisition;

    (b) any Subsidiary may issue additional Stock to the Borrower or TRC;

    (c) a non-wholly owned Subsidiary of the Borrower may issue additional Stock to its management or to physicians under contract, provided that after giving effect to such issuance, such Subsidiary shall remain a Subsidiary of the Borrower;

    (d) TRC may create new wholly owned Subsidiaries; and

    (e) all Stock issued pursuant to this Section shall constitute common stock with no mandatory dividend, redemption or similar requirement.

 J. Limitation on Upstream Dividends and Advances by Subsidiaries

  Permit any Subsidiary to enter into or agree, or otherwise become subject, to any agreement, contract or other arrangement with any Person pursuant to the terms of which (a) such Subsidiary is or would be prohibited from or otherwise restricted in declaring or paying any cash dividends or distributions on or on account of any class of its stock or other equity interest owned directly or indirectly by the Borrower or (b) such Subsidiary is or would be prohibited from or otherwise restricted in making advances to the Borrower.

 K. Fiscal Year

  Change its fiscal year from that in effect on the Effective Date, or permit any of its Subsidiaries so to do.

 N. Transactions with Affiliates

  Become a party to any transaction with any Person owning 5% or more of the voting Stock or other voting equity interests of the Borrower or with any Affiliate of the Borrower (other than a wholly owned Subsidiary of the Borrower) unless the terms and conditions relating thereto are as favorable to the Borrower as those that would be obtainable at the time in a comparable arms-length transaction with a Person other than an Affiliate, or permit any of its Subsidiaries so to do, except that the Borrower and its Subsidiaries may make Restricted Payments in accordance with Section 8.4.

IX. DEFAULT

 A. Events of Default

  The following shall each constitute an "Event of Default" hereunder:

    (a) The failure of the Borrower to pay any installment of principal on any Note or reimbursement obligations in respect of any Letter of Credit on the date when due and payable; or

    (b) The failure of the Borrower to pay any installment of interest, fees, expenses or other amounts payable under any Loan Document or otherwise to the Administrative Agent with respect to the loan facilities established hereunder within three Business Days of the date when due and payable; or

    (c) The use of the proceeds of any Loan in a manner inconsistent with or in violation of Section 2.17; or

    (d) The failure of the Borrower to observe or perform any covenant or agreement contained in Sections 7.3, 7.11, 7.12, 7.13, 7.14 or Section 8; or

    (e) The failure to observe or perform any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days after the Borrower shall have obtained knowledge thereof; or

    (f) Any representation or warranty made in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

    (g) Any obligation or obligations in an aggregate Consolidated amount of $1,000,000 or more of the Borrower (other than its obligations under the Notes) or any of its Subsidiaries, whether as principal, guarantor, surety, lessee or other obligor, for the payment of any Indebtedness or operating leases (i) shall become or shall be declared to be due and payable prior to the expressed maturity or expiry thereof, or (ii) shall not be paid when due or within any grace period for the payment thereof, or (iii) any holder of any such obligation shall have the right, immediately or with the passage of time or the giving of notice, to declare such obligation due and payable prior to the expressed maturity thereof;

    (h) The Borrower or any of its Subsidiaries shall (i) make a general assignment for the benefit of creditors, (ii) generally not be paying its debts as such debts become due, (iii) admit in writing its inability to pay its debts as they become due, (iv) file a voluntary petition in bankruptcy,
  (v) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (vi) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, (vii) be the subject of any such proceeding filed against it that remains undismissed for a period of 45 days, (viii) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (ix) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 45 days, or (x) take any formal action for the purpose of effecting any of the foregoing; or

    (i) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction
  (i) adjudging the Borrower or any of its Subsidiaries bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower or any of its Subsidiaries under the United States bankruptcy laws or any other applicable Federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any of its Subsidiaries or of any substantial part of the Property thereof, or (iv) ordering the winding up or liquidation of the affairs of the

  Borrower or any of its Subsidiaries, and any such decree or order continues unstayed and in effect for a period of 45 days; or

    (j) Judgments or decrees against the Borrower or any of its Subsidiaries aggregating in excess of $1,000,000 on a Consolidated basis shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

    (k) The occurrence of an Event of Default under and as defined in the TRC Guaranty; or

    (l) Any Loan Document shall cease, for any reason, to be in full force and effect, or any Credit Party shall so assert in writing or shall disavow any of its obligations thereunder; or

    (m) (i) any Termination Event (other than an event which constitutes a Termination Event solely because it is a Reportable Event) shall occur that could reasonably be expected to result in a liability to the Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $1,000,000 in the aggregate; (ii) any Accumulated Funding Deficiency in excess of $1,000,000 in the aggregate, whether waived, shall exist with respect to any Pension Plan; (iii) the Borrower, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount in excess of $1,000,000 in the aggregate that is payable by it to the PBGC or to a Pension Plan under Title IV of ERISA; or

    (n) the Borrower shall not own 100% of the issued and outstanding Stock of TRC free and clear of all Liens or if TRC shall not be the sole first-tier Subsidiary of the Borrower; or

    (o) The Borrower or any Subsidiary, in each case to the extent it is engaged in the business of providing services for which Medicare or Medicaid reimbursement is sought, shall for any reason, including, without limitation, as the result of any finding, designation or decertification, lose its right or authorization, or otherwise fail to be eligible, to participate in Medicaid or Medicare programs or to accept assignments or rights to reimbursements under Medicaid regulations or Medicare regulations, and such loss or failure shall continue for 20 Business Days.

  Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in clause (h) or (i) above, the Aggregate Revolving Credit Commitments and the Swing Line Commitment shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon, any reimbursement obligations owing in respect of all outstanding Letters of Credit and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Borrower shall forthwith deposit an amount equal to the Letter of Credit Exposure in a cash collateral account with and under the exclusive control of the Administrative Agent, and the Administrative Agent may, and, upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrower, declare the Aggregate Revolving Credit Commitments and the Swing Line Commitment to be terminated forthwith, whereupon the Aggregate Revolving Credit Commitments and the Swing Line Commitment shall immediately terminate, and (ii) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Borrower, declare the Loans, all accrued and unpaid interest thereon, any reimbursement obligations owing in respect of all outstanding Letters of Credit and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable and the Borrower shall forthwith deposit an amount equal to the Letter of Credit Exposure in a cash collateral account with and under the exclusive control of the Administrative Agent, and the Administrative Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided pursuant to the Loan Documents. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. To the extent permitted by applicable law, each Credit Party hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force that might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

  In the event that the Aggregate Revolving Credit Commitments and the Swing Line Commitment shall have been terminated or the Notes shall have been declared due and payable pursuant to the provisions of this Section, any funds received by the Administrative Agent and the Lenders from or on behalf of the Borrower shall be applied by the Administrative Agent and the Lenders in liquidation of the Loans and the obligations of the Borrower under the Loan Documents in the following manner and order: (i) first, to the payment of interest on, and then the principal portion of, any Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower; (ii) second, to the payment of any fees or expenses due the Administrative Agent from the Borrower, (iii) third, to reimburse the Administrative Agent and the Lenders for any expenses (to the extent not paid pursuant to clause (ii) above) due from the Borrower pursuant to the provisions of Section 11.5; (iv) fourth, to the payment of accrued Commitment Fees, Letter of Credit Fees, LC Fronting Fees and all other fees, expenses and amounts due under the Loan Documents (other than principal and interest on the Notes); (v) fifth, pro rata according to the outstanding principal amount of the Notes, to the payment of interest due on the Notes; (vi) sixth, pro rata according to the outstanding principal amount of the Notes and the outstanding amount owing under the Reimbursement Agreements to the payment of principal outstanding on the Notes and under the Reimbursement Agreements; and (vii) seventh, to the payment of any other amounts owing to the Administrative Agent and the Lenders under any Loan Document.

X. THE ADMINISTRATIVE AGENT

 A. Appointment

  Each Lender hereby irrevocably designates and appoints BNY as the Administrative Agent of such Lender under the Loan Documents and each such Lender hereby irrevocably authorizes BNY, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in any Loan Document, the Administrative Agent shall not have any duties or responsibilities other than those expressly set forth therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

 B. Delegation of Duties

  The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.

 C. Exculpatory Provisions

  Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except the Administrative Agent for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, perfection, enforceability or sufficiency of any of the Loan Documents or for any failure of any Credit Party or any other Person to perform its obligations thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of any Credit Party. The Administrative Agent shall not be under any liability or responsibility whatsoever, as Administrative

Agent, to any Credit Party or any other Person as a consequence of any failure or delay in performance, or any breach, by any Lender of any of its obligations under any of the Loan Documents.

 D. Reliance by Administrative Agent

  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, fax, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of such Lender in its Loans and in its Notes until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent. The Administrative Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability, perfection or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Administrative Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

 E. Notice of Default

  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice thereof from a Lender or the Borrower. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders and the Borrower. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.

 F. Non-Reliance on Administrative Agent and Other Lenders

  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Credit Parties that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

 G. Indemnification

  Each Lender agrees to indemnify and reimburse the Administrative Agent in its capacity as such (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of any Credit Party to do so), according to its Commitment Percentage, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including, without limitation, any amounts paid to the Lenders (through the Administrative Agent) by the Borrower pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned, that may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the finally adjudicated gross negligence or willful misconduct of the Administrative Agent. The agreements in this Section shall survive the payment of all amounts payable under the Loan Documents.

 H. Administrative Agent in Its Individual Capacity

  BNY and its respective affiliates may make loans to, accept deposits from, issue letters of credit for the account of, and generally engage in any kind of business with, any Credit Party as though BNY were not Administrative Agent hereunder. With respect to the Commitment made or renewed by BNY and the Notes issued to BNY, BNY shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall in each case include BNY.

 I. Successor Administrative Agent

  If at any time the Administrative Agent deems it advisable, in its sole discretion, it may submit to each of the Lenders a written notice of its resignation as Administrative Agent under the Loan Documents, such resignation to be effective upon the earlier of (i) the written acceptance of the duties of the Administrative Agent under the Loan Documents by a successor Administrative Agent and (ii) on the 30th day after the date of such notice. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and accepted such appointment in writing within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor Administrative Agent shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital, surplus, and undivided profits of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent's rights, powers, privileges and duties as Administrative Agent under the Loan Documents shall be terminated. The Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. If at any time there shall not be a duly appointed and acting Administrative Agent, the Borrower agrees to make each payment due under the Loan Documents directly to the Lenders entitled thereto during such time.

 J. The Arrangers

  The Arrangers shall have no duties or obligations under the Loan Documents in their capacity as Arrangers.

 K. The Documentation Agent

  The Documentation Agent shall have no duties or obligations under the Loan Documents in its capacity as Documentation Agent.

XI. OTHER PROVISIONS

 A. Amendments and Waivers

  With the written consent of the Required Lenders, the Administrative Agent and the appropriate Credit Parties may, from time to time, enter into written amendments, supplements or modifications of the Loan Documents and, with the consent of the Required Lenders, the Administrative Agent on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or a consent to a departure from, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences; provided that:

    (a) no such amendment, supplement, modification, waiver or consent shall, without the consent of all of the Lenders, (i) increase the Commitments of any Lender or the Aggregate Revolving Credit Commitments, (ii) extend the Maturity Date; (iii) decrease the rate, or extend the time of payment, of the Commitment Fee or the Letter of Credit Fee or of interest of, or change or forgive the principal amount of, or change the pro rata allocation of payments under, any Note, (iv) release or discharge the Guarantor;
  (vi) change the provisions of Sections 2.12, 2.14, 2.15, 2.16, 2.18, 2.22,
  11.1 or 11.7(a), (vii) change the definition of Required Lenders, (viii) change the several nature of the obligations of the Lenders or (ix) extend the date or decrease the amount of any required Commitment reduction pursuant to Section 2.6(b); and

    (b) without the written consent of BNY, no such amendment, supplement, modification or waiver shall change the amount or the time of payment of the Letter of Credit Fee or the LC Fronting Fee or change any other term or provision that relates to the Letters of Credit; and

    (c) without the written consent of the Swing Line Lender, no such amendment, supplement, modification or waiver shall change the Swing Line Commitment or change any other term or provision that relates to the Swing Line Commitment or the Swing Line Loans; and

    (d) without the written consent of BNY, no such amendment, supplement, modification or waiver shall amend, modify or waive any provision of
  Section 10 or otherwise change any of the rights or obligations of the Administrative Agent hereunder or under the Loan Documents.

  Any such amendment, supplement, modification or waiver shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable Loan Document, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the parties to the applicable Loan Document, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and other Loan Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. The Loan Documents may not be amended orally or by any course of conduct.

 N. Notices

  All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first-class postage prepaid, or, in the case of notice by fax, when sent, addressed as follows in the case of the Borrower or the Administrative Agent, at the Domestic Lending Office, in the case of each Lender, and to the address of a Credit Party set forth in a Loan Document, or to such other addresses as to which the Administrative Agent may be hereafter notified by the respective parties thereto or any future holders of the Notes:

    The Borrower:

      Total Renal Care Holdings, Inc.
      21250 Hawthorne Blvd., Ste. 800
      Torrance, CA 90503-5517
      Attention: John E. King
                 Vice President, Finance
      Telephone: (310) 792-2600
      Fax:       (310) 792-8928

    The Administrative Agent:

      The Bank of New York
      One Wall Street
      Agency Function Administration
      18th Floor
      New York, New York 10286
      Attention: Kalyani Bose
      Telephone: (212) 635-4693
      Fax:       (212) 635-6365 or 6366 or 6367

    with a copy to:

      The Bank of New York
      10990 Wilshire Blvd., Suite 1125
      Los Angeles, California 90024
      Attention: Rebecca K. Levine
                 Assistant Vice President
      Telephone: (310) 996-8659
      Fax:       (310) 996-8667

except that any notice, request or demand by the Borrower to or upon the Administrative Agent or the Lenders pursuant to Sections 2.5 or 2.9 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto that are transmitted by fax or other electronic means as fully as if originally signed.

 O. No Waiver; Cumulative Remedies

  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

 A. Survival of Representations and Warranties

  All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

 B. Payment of Expenses and Taxes

  The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether any Loan is made (i) to pay or reimburse the Administrative Agent, the Documentation Agent and the Arrangers for all their out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of, the Loan Documents and any amendment, supplement or modification thereto (whether or not executed), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse the Administrative Agent, the Documentation Agent, the Arrangers, the Letter of Credit Issuer, and the Lenders for all of their respective costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (including allocated costs of internal counsel), incurred in connection with (A) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of the Credit Parties under any of the Loan Documents and (B) the enforcement of this Section, (iii) to pay, indemnify, and hold the Administrative Agent, the Documentation Agent, the Arrangers, the Letter of Credit Issuer and each Lender harmless from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (iv) to pay, indemnify and hold the Administrative Agent, the Documentation Agent, the Arrangers, the Letter of Credit Issuer and each Lender, and each of their respective officers, directors and employees, harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable counsel fees and disbursements) with respect to the enforcement and performance of the Loan Documents, the use of the proceeds of the Loans and the enforcement and performance of the provisions of any subordination agreement in favor of the Administrative Agent and the Lenders (all the foregoing, collectively, the "indemnified liabilities") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted or not prohibited under applicable law; provided, however, that the Borrower shall have no obligation hereunder to pay indemnified liabilities to the Administrative Agent, the Documentation Agent, the Arrangers, the Letter of Credit Issuer or any Lender arising from its gross negligence or willful misconduct or claims between one indemnified party and another indemnified party. The agreements in this Section shall survive the termination of the Aggregate Revolving Credit Commitments and the Swing Line Commitment and the payment of all amounts payable under the Loan Documents.

 C. Lending Offices

  (a) Each Lender shall have the right at any time and from time to time to transfer its Loans to a different office, provided that such Lender shall promptly notify the Administrative Agent and the Borrower of any such change of office. Such office shall thereupon become such Lender's Domestic Lending Office or Eurodollar Lending Office, as the case may be, provided, however, that no such Lender shall be entitled to receive any greater amount under Sections 2.12, 2.14 and 2.15 as a result of a transfer of any such Loans to a different office of such Lender than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred.

  (b) Each Lender agrees that, upon the occurrence of any event giving rise to any increased cost or indemnity under Sections 2.12, 2.14 and 2.15 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 2.14, 2.18 and 2.22.

 D. Assignments and Participations

  (a) The Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that no Credit Party may assign, delegate or transfer any of its rights or obligations under the Loan Documents without the prior written consent of the Administrative Agent and each Lender.

  (b) Lender shall have the right at any time, upon written notice to the Administrative Agent of its intent to do so, to sell, assign, transfer or negotiate all or any part of such Lender's rights and obligations under the Loan Documents (i) to one or more of the other Lenders, (ii) with the prior written consent of the Swing Line Lender and the Letter of Credit Issuer (which consents shall not be unreasonably withheld or delayed), to one or more of its affiliates or the affiliates of one or more of the other Lenders, or
(iii) with the prior written consent of the Borrower, the Administrative Agent, the Swing Line Lender and the Letter of Credit Issuer (which consents shall not be unreasonably withheld or delayed, or with respect to the Borrower, required during the continuance of an Event of Default), to any other bank, insurance company, pension fund, mutual fund or other financial institution, provided that (A) each such sale, assignment, transfer or negotiation (other than sales, assignments, transfers or negotiations (x) to affiliates of such Lender or (y) of a Lender's entire interest) shall be in a minimum amount of $10,000,000 and (B) there shall be paid to the Administrative Agent by the assigning or assignee Lender a fee (the "Assignment Fee") of $3,000. For each assignment, the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance and recording an Assignment and Acceptance Agreement. Upon such execution, delivery, acceptance and recording by the Administrative Agent, from and after the effective date specified in such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under the Loan Documents. The Borrower agrees upon written request of the Administrative Agent and at the Borrower's expense to execute and deliver (i) to such assignee, a Note, dated the effective date of such Assignment and Acceptance Agreement, in an aggregate principal amount equal to the Loans assigned to, and Commitment assumed by, such assignee and (ii) to such assignor Lender, Notes, dated the effective date of such Assignment and Acceptance Agreement, in an aggregate principal amount equal to the balance of such assignor Lender's Loans and Commitment, if any, and each assignor Lender shall cancel and return to the Borrower its existing Note. Upon any such sale, assignment or other transfer, the Commitments and the Commitment Percentages set forth in Exhibit A shall be adjusted accordingly by the Administrative Agent.

  (c) Lender may grant participations in all or any part of its Loans, its Note and its Commitment to one or more banks, insurance companies, financial institutions, pension funds or mutual funds, provided that (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to the Loan Documents for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, (iv) no sub-participations shall be permitted and (v) the voting rights of any holder of any participation shall be limited to decisions that require the consent of all Lenders as set forth in Section 11.1(a). The Borrower acknowledges and agrees that any such participant shall for purposes of Sections 2.12, 2.14, 2.15, 2.18 and 2.22 be deemed to be a "Lender"; provided, however, the Borrower shall not, at any time, be obligated to pay any participant in any interest of any Lender hereunder any sum in excess of the sum that the Borrower would have been obligated to pay to such Lender in respect of such interest had such Lender not sold such participation.

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  (d) If any (i) assignment is made pursuant to subsection (b) above or (ii)
any participation is granted pursuant to subsection (c) above, shall be made to any Person that is not a U.S. Person, such Person shall furnish such certificates, documents or other evidence to the Borrower and the Administrative Agent, in the case of clause (i) and to the Borrower and the Lender that sold such participation in the case of clause (ii), as shall be required by Section 2.12(c).

  (e) No Lender shall, as between and among the Borrower, the Administrative Agent, the Documentation Agent, the Swing Line Lender, the Letter of Credit Issuer and such Lender, be relieved of any of its obligations under the Loan Documents as a result of any sale, assignment, transfer or negotiation of, or granting of participations in, all or any part of its Loans, its Commitment or its Note, except that a Lender shall be relieved of its obligations to the extent of any such sale, assignment, transfer, or negotiation of all or any part of its Loans, its Commitment or its Note pursuant to subsection (b) above.

  (f) Notwithstanding anything to the contrary contained in this Section, any Lender may at any time or from time to time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, provided that any such assignment shall not release such assignor from its obligations thereunder.

 E. Counterparts

  Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A counterpart of any Loan Document or to any document evidencing, and of any an amendment, modification, consent or waiver to or of any Loan Document transmitted by fax shall be deemed to be an originally executed counterpart. A set of the copies of the Loan Documents signed by all the parties thereto shall be deposited with each of the Borrower and the Administrative Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto that are transmitted by fax or other electronic means to the same extent as if originally signed.

 F. Adjustments; Set-off

  (a) If any Lender shall at any time receive any payment of all or any part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1 (h) or (i), or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender in respect of such other Lender's Loans, or interest thereon (each a "Benefited Lender"), such Benefited Lender shall purchase for cash from each of the other Lenders such portion of each such other Lender's Loans, and shall provide each of such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off, to the extent not prohibited by law) with respect to such portion as fully as if such Lender were the direct holder of such portion.

  (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default and the acceleration of the obligations owing in connection with the Loan Documents, or at any time upon the occurrence and during the continuance of an Event of Default, under
Section 9.1(a) or (b), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by each Credit Party to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of such Credit Party to such Lender, any amount owing from such Lender to such Credit Party, at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by such Lender against such Credit Party or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver,

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

or execution, judgment or attachment creditor of such Credit Party, or against anyone else claiming through or against such Credit Party or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the applicable Credit Party and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

 G. Construction

  Each Credit Party represents that it has been represented by counsel in connection with the Loan Documents and the transactions contemplated thereby and that the principle that agreements are to be construed against the draftsman shall be inapplicable.

 H. Indemnity

  The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Documentation Agent, the Arrangers, the Letter of Credit Issuer and each Lender and their respective affiliates, directors, officers, employees, attorneys and agents (each an "Indemnified Person") from and against any loss, cost, liability, damage or expense (including the reasonable fees and disbursements of counsel of such Indemnified Person, including all local counsel hired by any such counsel) incurred by such Indemnified Person in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, alleged to arise out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact by any Credit Party in any document or schedule executed or filed with any Governmental Authority by or on behalf of any Credit Party; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any acts, practices or omissions or alleged acts, practices or omissions of any Credit Party or its agents relating to the use of the proceeds of any or all borrowings made by the Borrower alleged to be in violation of Section 2.17, or in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable thereto; or (iv) any acquisition or proposed acquisition by any Credit Party of all or a portion of the Stock, or all or a portion of the assets, of any Person whether such Indemnified Person is a party thereto, provided that the Borrower shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent any such loss, cost, liability, damage or expense resulted from or arose out of the gross negligence or wilful misconduct of such Indemnified Person or arose from claims between one such Indemnified Person and another such Indemnified Person. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to each Indemnified Person under the Loan Documents or at common law or otherwise, and shall survive any termination of the Loan Documents, the expiration of the Commitments and the payment of all indebtedness of the Borrower under the Loan Documents.

 I. GOVERNING LAW

  THE LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

 J. Headings Descriptive

  Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

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

 K. Severability

  Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

 L. Integration

  All exhibits to a Loan Document shall be deemed to be a part thereof. Except for agreements between the Administrative Agent and the Borrower with respect to certain fees, the Loan Documents embody the entire agreement and understanding among the Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter thereof.

 M. Consent to Jurisdiction

  Each Credit Party hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. Each Credit Party hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Credit Party hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

 CC. Service of Process

  Each Credit Party hereby agrees that service of process in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation at its offices at 1633 Broadway, New York, New York 10019 (the "Process Administrative Agent") and each Credit Party hereby irrevocably appoints the Process Administrative Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Administrative Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each Credit Party hereby further irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of such Credit Party set forth in or referred to in Section 11.2 or in the applicable Loan Document executed by such Credit Party. Each Credit Party hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

 N. No Limitation on Service or Suit

  Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Administrative Agent or any Lender to serve process in any manner permitted by law or limit the right of the Administrative Agent or any Lender to bring proceedings against any Credit Party in the courts of any jurisdiction or jurisdictions in which such Credit Party may be served.


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 O. WAIVER OF TRIAL BY JURY

  THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT, THE ARRANGERS, THE LENDERS, THE LETTER OF CREDIT ISSUER AND EACH CREDIT PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, EACH CREDIT PARTY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT, THE ARRANGERS, THE LETTER OF CREDIT ISSUER OR THE LENDERS, OR COUNSEL TO THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT, THE ARRANGERS , THE LETTER OF CREDIT ISSUER OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT, THE ARRANGERS, THE LETTER OF CREDIT ISSUER OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH CREDIT PARTY ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT, THE ARRANGERS, THE LETTER OF CREDIT ISSUER AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                          TOTAL RENAL CARE HOLDINGS, INC.

                                             /s/ John E. King
                                          By: _________________________________
                                          Name: John E. King
                                          Title: VP Finance and CFO

                                          THE BANK OF NEW YORK,
                                          Individually, as the Letter of
                                           Credit Issuer, as the Swing Line
                                           Lender and as Administrative Agent

                                             /s/ Rebecca K. Levine
                                          By: _________________________________
                                          Name: Rebecca K. Levine
                                          Title: Assistant Vice President

                                          DLJ CAPITAL FUNDING, INC.,
                                          Individually and as Documentation
                                           Agent

                                             /s/ Eric Swanson
                                          By: _________________________________
                                          Name: Eric Swanson
                                          Title: Managing Director

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